EXHIBIT 4.5

International Specialty Products Inc.

401(k) Plan

As Amended and Restated Effective as of January 1, 2009

TABLE OF CONTENTS

TABLE OF CONTENTS		1

ARTICLE I THE PLAN		1

1.1	Establishment of Plan	1
1.2	Purpose of Plan	1
1.3	Applicability of Plan	1
1.4	Precedence of Certain Provisions	2

ARTICLE II DEFINITIONS		2

2.1	“Accounts”	2
2.2	“Affiliate”	2
2.3	“Alternate Payee”	2
2.4	“Annual Addition”	2
2.5	“Annuity Starting Date”	2
2.6	“Attained Age”	2
2.7	“Basic Contributions”	2
2.8	“Basic Contribution Account”	2
2.9	“Beneficiary”	2
2.10	“Board”	2
2.11	“Bond Fund”	2
2.12	“CBCAP”	3
2.13	“Code”	3
2.14	“Common Stock Fund”	3
2.15	“Company”	3
2.16	“Compensation”	3
2.17	“Company Annual Contributions”	5
2.18	“Company Annual Contributions Account”	5
2.19	“Computation Period”	5
2.20	“Determination Date”	5
2.21	“Domestic Relations Order”	5
2.22	“Eligible Employee”	5
2.23	“Employee”	5
2.24	“Employer”	6
2.25	“Employment Commencement Date”	6
2.26	“ERISA”	6
2.27	“Excluded Employee”	6
2.28	“Fixed Interest Contract Fund”	7
2.29	“GAF Pension Plan”	7
2.30	“Heyman Properties”	7
2.31	“Highly Compensated Employee”	7
2.32	“Hour of Service”	7
2.33	“Investment Fund”	9
2.34	“Key Employee”	9
2.35	“Leased Employee”	9
2.36	“Leasing Organization”	9
2.37	“Leasing Organization Pension Plan”	9
2.38	“Leave of Absence”	9
2.39	“LTD Participant”	10
2.40	“Matching Contributions”	10
2.41	“Matching Contribution Account”	10
2.42	“Money Market Fund”	10
2.43	“NCBCAP”	10
2.44	“Nonparticipating Affiliate”	10
2.45	“Normal Retirement Date”	10

i

2.46	“Participant”	10
2.47	“Period of Service”	10
2.48	“Plan”	11
2.49	“Plan Administrator”	11
2.50	“Plan Year”	11
2.51	“Post-Tax Contribution”	11
2.52	“Post-Tax Contribution Account”	11
2.53	“Pre-Tax Contributions”	11
2.54	“Pre-Tax Contribution Account”	11
2.55	“Prior Plan”	11
2.56	“Qualified Domestic Relations Order”	11
2.57	“Qualified Military Service”	11
2.58	“Reemployment Commencement Date”	11
2.59	“Related Person”	11
2.60	“Rollover Account”	11
2.61	“Roth Contributions and Roth Catch-Up Contributions”	11
2.62	“Roth Contribution Account”	12
2.63	“Roth Rollover Account”	12
2.64	“S&P 500 (Indexed) Fund”	12
2.65	“Salary Reduction Agreement”	12
2.66	“Severance from Service Date”	12
2.67	“Termination of Employment”	12
2.68	“Trust or Trust Fund”	12
2.69	“Trust Agreement”	12
2.70	“Trustee”	12
2.71	“U.S. Growth Fund”	12
2.72	“Valuation Date”	13
2.73	“Year of Eligibility Service”	13

ARTICLE III PARTICIPATION AND ELIGIBILITY FOR CONTRIBUTIONS		13

3.1	Participation	13
3.2	Enrollment Procedures	14
3.3	Eligibility for Contributions	14
3.4	Beneficiary Designation	15

ARTICLE IV CONTRIBUTIONS AND ALLOCATIONS		16

4.1	Pre-Tax Contributions	16
4.2	Roth Contributions	16
4.3	Catch-Up Contributions	17
4.4	Matching Contributions	17
4.5	Post-Tax Contributions	18
4.6	Basic Contributions	19
4.7	Company Annual Contributions	20
4.8	Limitations on Contributions	20
4.9	Salary Reduction Agreement	21
4.10	Change and Suspension of Contributions	22
4.11	Maximum Elective Amount	22
4.12	Limitation on Pre-Tax Contributions	22
4.13	Adjustment of Salary Contributions During Plan Year	23
4.14	Excess Pre-Tax Contributions After Plan Year	23
4.15	Limitation on Matching Contributions and Post-Tax Contributions	24
4.16	Excess Matching Contributions and Post-Tax Contributions After Plan Year	25
4.17	Application of General Nondiscrimination Requirements	26
4.18	Limitation on Annual Additions	26
4.19	Rollover Amounts	27
4.20	Transfer From Plans Within Control Group	28

4.21	Return of Contributions	28

ARTICLE V PARTICIPANT ACCOUNTS; INVESTMENT FUNDS		29

5.1	Establishment of Participant’s Accounts	29
5.2	Investment Funds	30
5.3	Investment Election By Participants	30
5.4	Plan Expenses	31
5.5	Valuations, Allocation of Investment Earnings and Losses	31
5.6	Participant Statements	32

ARTICLE VI VESTED PORTION OF ACCOUNTS		32

6.1	Vested Interest in Pre-Tax Contribution, Roth Contribution, Post-Tax Contribution, Rollover, and Roth Rollover Accounts	32
6.2	Vested Interest in Matching, Company Annual Contribution, and Basic Contribution Accounts	32

ARTICLE VII DISTRIBUTIONS AND IN-SERVICE WITHDRAWALS		32

7.1	Termination of Employment Other Than Death	32
7.2	Distribution Upon Death of Participant	33
7.3	Form and Timing of Distributions	33
7.4	Time of Payments	35
7.5	Minimum Distribution Requirements	36
7.6	Withdrawals from Rollover, Roth Rollover and Post-Tax Contribution Accounts	39
7.7	Withdrawals After Attaining Age 59-1/2	39
7.8	Hardship Withdrawals	40
7.9	Qualified Reservist Withdrawals	42
7.10	Provisions Applicable to All Withdrawals	42

ARTICLE VIII LOANS		42

8.1	Plan Administrator Authorized to Make Loans	42
8.2	Amount and Frequency	43
8.3	Interest	43
8.4	Term	44
8.5	Repayment	44
8.6	Loan Treated As Participant’s Investment	44
8.7	Documents	45
8.8	Default	45

ARTICLE IX ADMINISTRATION OF THE PLAN		45

9.1	Plan Administrator	45
9.2	Allocation of Fiduciary Responsibility	46
9.3	Powers and Duties	46
9.4	Payment to Minors	48
9.5	Claims Procedure	48
9.6	Indemnity for Liability	49
9.7	Plan Administrator Charter	49

ARTICLE X AMENDMENT; TERMINATION; MERGER		49

10.1	Right to Amend or Terminate	49
10.2	Amendment for Tax Exemption	50
10.3	Mergers; Consolidations; Transfers of Assets	50

ARTICLE XI LEASED EMPLOYEES		50

11.1	Treatment of Leased Employees Under the Plan	50
11.2	Service Not Counted	50
11.3	Definitions	51

11.4	Construction	52

ARTICLE XII TOP-HEAVY PLAN PROVISIONS		52

12.1	General Rule	52
12.2	When Plan is Top-Heavy	52
12.3	When Plan is in Top-Heavy Group	53
12.4	Minimum Contribution	53
12.5	Definitions	54

ARTICLE XIII QUALIFIED DOMESTIC RELATIONS ORDERS		54

13.1	Applicability of Article	54
13.2	Establishment of Procedures	54
13.3	Determination of Qualified Domestic Relations Order Status	54
13.4	Establishment of Segregated Accounts and Payment Procedures	55
13.5	Subsequent Determination or Order to be Applied Prospectively	56
13.6	Withdrawals, Distributions, and Loans by or to Participant	56
13.7	Investment	56
13.8	Definitions	56

ARTICLE XIV MISCELLANEOUS PROVISIONS		57

14.1	Construction	57
14.2	Nonassignability	57
14.3	Missing Persons	57
14.4	Interest of Participants	57
14.5	No Right to Employment Granted by Plan	57
14.6	Incompetency	57
14.7	Titles	58
14.8	Responsibility of Employer	58

APPENDIX A SPECIAL PROVISIONS REGARDING EMPLOYEES LOCATED AT ISP’S FREETOWN FACILITY		60

APPENDIX B SPECIAL PROVISIONS RELATED TO PUERTO RICO PARTICIPANTS		65

APPENDIX C LIST OF EMPLOYERS		69

APPENDIX D LIST OF PARTICIPATING UNIONS		70

International Specialty Products Inc. 401(k) Plan

Amended and Restated Effective as of January 1, 2009

ARTICLE I

THE PLAN

1.1 Establishment of Plan. Effective January 1, 2004, International Specialty Products Inc. (the “Company”) established the International Specialty Products Inc. 401(k) Plan (the “Plan”) to provide an opportunity for capital accumulation on the part of certain employees of the Company and affiliates of the Company that elect to participate in the Plan. The Plan is a result of a spin-off and transfer of assets and liabilities from the GAF Materials Corporation Capital Accumulation Plan, formerly known as the Capital Accumulation Plan For Employees of GAFMC and ISP (the “Prior Plan”). Effective as of February 4, 2005, the International Specialty Products Inc. 401(k) Plan for Huntsville Employees (the “Huntsville Plan”) was merged into the Plan. All benefits accrued under the Huntsville Plan prior to February 4, 2005 shall be fully vested and, to the extent those benefits are protected benefits under Code Section 411(d)(6), be preserved under the Huntsville Plan and shall not in any way be affected, reduced or eliminated as a result of the merger of the Huntsville Plan and the Plan. The Plan was amended and restated effective January 1, 2007. Effective as of January 1, 2008, Heyman Properties LLC ceased its participation in the Plan and the Heyman Properties LLC Participant Accounts were spun out of this Plan and into a new 401(k) plan established by Heyman Properties LLC. Except as otherwise provided below, this amendment and restatement of the Plan is effective January 1, 2009. The Company intends that the Plan qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and comply with provisions of Code Sections 401(k) and 404(c) and the regulations promulgated thereunder. The Plan is also intended to qualify under Sections 1165(a) and 1165(e) of the Puerto Rico Internal Revenue Code of 1994, as amended (the “Puerto Rico Code”), and pursuant to ERISA Section 1022(i)(1) under Code Section 501(a).

1.2 Purpose of Plan. The purpose of the Plan is to allow Participants to elect to set aside a portion of their salaries on a pre-tax and after-tax basis in order to accumulate capital for their retirement, and to encourage Employee savings by matching such deferrals with Employer contributions. In addition, the Employer intends to make additional contributions based on each Participant’s compensation for the year. The Plan is an individual account defined contribution plan and the Plan and Trust are intended to meet the applicable requirements of Sections 401(a), 401(k), and 501(a) of the Internal Revenue Code of 1986, as amended. The Plan is intended to invest in qualifying employer securities as described in ERISA Section 407(d)(6). To the extent permitted by applicable law, it is intended that the Plan satisfy the requirements of ERISA Section 404(c).

1.3 Applicability of Plan. Except as may be provided herein, the provisions of this Plan are applicable to eligible employees in the employ of the Company and participating affiliates on or after January 1, 2009. With respect to individuals whose employment with the Company or any Affiliate terminated prior to January 1, 2009, reference should be made to the terms of the Plan or Prior Plan in effect as of such employment termination date in order to determine his rights to receive benefits determined under the provisions of the Plan or Prior Plan in existence when his employment relationship so terminated, except to the extent otherwise provided herein.

1.4 Precedence of Certain Provisions. Except as otherwise may be provided herein, in the event of any discrepancy between any of the provisions set forth in Articles 2 through 13 of the Plan and with any of the provisions in Appendices A and B hereto, the provisions of such Appendices shall control.

ARTICLE II

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. The masculine pronoun shall be deemed to refer either to a male or a female, whichever is appropriate in the context.

2.1 “Accounts” shall mean the Pre-Tax Contribution Account, Matching Contribution Account, Post-Tax Contribution Account, Basic Contribution Account, Roth Contribution Account, Company Annual Contribution Account, Rollover Account, Roth Rollover Account and such other accounts as established by the Plan Administrator for each Participant under the Plan.

2.2 “Affiliate” shall mean any corporation, trade, or business if it and the Company are members of a controlled group of corporations, are under common control, or are members of an affiliated service group, within the meaning of Code Sections 414(b), 414(c), 414(m) and 414(o) respectively. Notwithstanding anything above to the contrary, for purposes of Section 4.18, “Affiliate” status shall be determined in accordance with Code Section 415(h). Furthermore, the term “Affiliate” shall also include any other corporation or entity so designated as an Affiliate by the Board of Directors.

2.3 “Alternate Payee” shall mean any individual described in Subsection 12.8(a).

2.4 “Annual Addition” shall have the meaning set forth in Subsection 4.18(b)(1).

2.5 “Annuity Starting Date” shall mean the first day on which the Participant commences to receive benefits under the Plan.

2.6 “Attained Age” shall mean a Participant’s age, in complete years, as of the first day of each Plan Year.

2.7 “Basic Contributions” shall mean contributions made by an Employer under Section 4.6.

2.8 “Basic Contribution Account” shall mean the Account established for each Participant to which Basic Contributions and earnings thereon are credited.

2.9 “Beneficiary” shall mean the person or persons designated under Section 3.4.

2.10 “Board” shall mean the board of directors of the Company.

2.11 “Bond Fund” shall mean any bank commingled fund or mutual fund which the Plan Administrator designates as available under the Plan for investment in fixed income securities.

2.12 “CBCAP” shall mean the GAF Materials Corporation Union Capital Accumulation Plan, formerly known as the Capital Accumulation Plan for Collectively Bargained Hourly Employees of GAFMC and ISP, as then in effect from time to time.

2.13 “Code” shall mean the Internal Revenue Code of 1986, as in effect from time to time, and any corresponding future statutory provision.

2.14 “Common Stock Fund” shall mean any common stock fund, as defined in the Trust Agreement, or any other bank commingled fund or mutual fund which the Plan Administrator designates as available under the Plan for investment in equity securities.

2.15 “Company” shall mean International Specialty Products Inc., or any successor thereto.

2.16 “Compensation” shall mean a Participant’s remuneration for services, determined as follows:

(a) In General. For all purposes of the Plan, except as otherwise specified, Compensation shall mean base pay, commissions, overtime pay, executive incentive pay, deferred compensation in the period paid, sick pay, vacation pay and bonuses, all such amounts being paid by the Employer in consideration for services performed by the Employee and, accordingly, not including any severance pay or similar amounts. To the extent not otherwise included, Compensation shall also include Pre-Tax Contributions under Section 4.1 of this Plan, salary restrictions amounts under another cash or deferred arrangement under Code Sections 401(k) or 457(b), salary reduction amounts under a cafeteria plan pursuant to Code Section 125 and elective amounts that are not includible in the gross income of the Participant by reason of Code Section 132(f)(4), but shall not include any other contributions under this Plan or any other plan of deferred compensation or any contributions or benefits under any welfare benefit plan (including tuition refunds, reimbursement of moving expenses, and other fringe benefits includible in income).

Notwithstanding the foregoing, with respect to a Participant who:

(1)	is paid on an hourly basis,

(2)	is employed at the Company’s Calvert City, and

(3)	is covered by the collective bargaining agreements entered into by and between the Employer and the International Association of Machinists, and Aerospace Workers Lodge #1720.

for purposes of determining the amount of a Participant’s Matching Contributions and Basic Contributions, Compensation shall be computed as if the Participant had been paid for 40 hours per week (day shift) or 43 hours per week (other than day shift), regardless of the number of hours actually performed by such individuals.

Compensation includes only amounts paid (or made available) to a Participant prior to severance from employment, except as provided below. Compensation includes payments made after severance from employment of regular compensation for services during regular working hours (including overtime, bonuses, commissions, and other similar payments), provided such payments are made within 2-1/2 months after severance from employment (or by the end of the Plan Year in which the severance from employment occurred, if later) and such payments would have been paid to the Participant prior to severance from employment if the Participant had continued in employment. Compensation also includes a payment made after severance from employment for any unused accrued bona fide sick, vacation, or other leave that the Participant had the right to use, provided such payment is made within 2-1/2 months after severance from employment (or by the end of the Plan Year in which the severance from employment occurred, if later) and the payment would have been considered Compensation if paid prior to severance from employment. Effective January 1, 2009, Compensation shall also include differential wage payments, if any, provided to an Employee who is serving in the uniformed services for more than 30 days, as provided under the Heroes Earnings Assistance and Relief Tax Act of 2008.

(b) Solely for purposes of calculating the Basic Contribution of Section 4.6 for an LTD Participant, his Compensation during the period of his receipt of such payments shall be deemed to have been:

(1)	at a rate based on the Participant’s Compensation (determined under paragraph (a) above) for his most recent twelve-month period of active employment immediately prior to his disability; or

(2)	at the Participant’s annual basic rate of Compensation as in effect on his date of disability, whichever rate yields the greater amount.

Notwithstanding the above, the deemed-Compensation provisions of Section 2.16(a) shall not apply with respect to a Participant who is covered by a collective bargaining agreement between the Employer and the Texas City Metal Trades Council AFL-CIO (the “Texas City Employees”) in determining the amount of their Basic Contributions and Matching Contributions.

(c) Special Rule for Limits on Pre-Tax, Post-Tax, Matching Contributions and for Determining Highly Compensated Employees. For purposes of satisfying the limits on contributions described in Sections 4.12 and 4.15 and for purposes of determining which Employees are Highly Compensated Employees for a Plan Year, Compensation shall mean an Employee’s compensation as defined in Code Section 415(c)(3) and the applicable Treasury regulations thereunder, increased by amounts attributable to the Employee’s salary reduction amounts under a cafeteria plan under Code Section 125, Pre-Tax Contributions under Section 4.1 of this Plan and elective amounts that are not includible in the gross income of the Participant by reason of Code Section 132(f)(4).

Notwithstanding the foregoing, for purposes of Sections 4.12 and 4.15, the Employer may elect (by written resolution of the Plan Administrator) to use any alternative definition that may be permitted under Treasury regulations in lieu of this definition, and may also elect to exclude Compensation paid during the Plan Year to an Employee during a period when the Employee was not yet eligible to participate in the Plan.

(d) Top Heavy. For purposes of the top-heavy provisions of Article XI, Compensation shall mean an Employee’s compensation as defined in Code Section 415(c)(3) and the applicable Treasury regulations thereunder.

(e) Limitation on Amount of Compensation. For each Plan Year beginning on or after January 1, 2009, the limit shall be $245,000 (as adjusted for cost of living increases in accordance with Code Section 401(a)(17)(B)).

For all purposes of the Plan, amounts excluded from income under Code Section 125 include any amounts not available to an Employee in cash in lieu of group health coverage because the Employee is unable to certify that he has other health coverage; provided that such amounts shall be treated as contributions under Code Section 125 only if an Employer does not request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the health plan.

Annual compensation means compensation during the Plan Year or such other consecutive twelve (12) month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

2.17 “Company Annual Contributions” shall mean contributions made by an Employer under Section 4.7.

2.18 “Company Annual Contributions Account” shall mean the Account established by each Participant to which Company Annual Contributions and earnings thereon are credited.

2.19 “Computation Period” shall mean the Plan Year.

2.20 “Determination Date” shall have the meaning set forth in Subsection 12.5(a).

2.21 “Domestic Relations Order” shall have the meaning set forth in Subsection 13.8(b).

2.22 “Eligible Employee” shall mean any Employee of the Employer who is not an Excluded Employee and is described in Section 3.1, including, but not limited to, an Employee who is included in a unit of employees covered by a collective bargaining agreement between Employee representatives and the Employer, if retirement benefits were the subject of good faith bargaining and if such bargaining agreement provides for coverage hereunder. A list of the union groups whose collective bargaining agreement currently provides for coverage under the Plan is set forth in Appendix D. Notwithstanding any other provision of the Plan to the contrary, an otherwise Eligible Employee who is an expatriate Employee shall continue to be an Eligible Employee. An individual’s status as an Eligible Employee shall be determined by the Plan Administrator in its sole discretion and such determination shall be conclusive and binding on all persons notwithstanding any contrary determination by any court or governmental agency.

2.23 “Employee” shall mean any individual described in Code Section 3121(d)(1) or (d)(2) who is employed by an Employer or by a Nonparticipating Affiliate. Notwithstanding the above, the term “Employee” does not include any individual classified and paid by an Employer as an independent contractor or contract worker, even if a court or other governmental agency or administrative body later determines such individual to have been a common law employee of the Employer.

2.24 “Employer” shall mean the Company and any Affiliate listed on Appendix D hereto which, with the approval of the Board, adopts this Plan by written resolution, and any successor to the Company or any such Affiliate.

2.25 “Employment Commencement Date” shall mean the date on which an Employee first performs an Hour of Service for the Employer.

2.26 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as in effect from time-to-time and any successor statutory provision.

2.27 “Excluded Employee”

(a) General Rule “Excluded Employee” shall mean an individual in the employ of the Employer or an Affiliate who:

(1)	is employed by a Nonparticipating Affiliate;

(2)	is employed by an Employer but in a division, unit, department, plant, or location, the Employees of which have been excluded from participation in the Plan by resolution of the Board;

(3)	is included in a unit of employees covered by a collective bargaining agreement between Employee representatives and the Employer, if retirement benefits were the subject of good faith bargaining and if such bargaining agreement does not provide for coverage hereunder;

(4)	is a full-time student, enrolled at a college or university under a cooperative educational program; or

(5)	is not a resident nor a citizen of the United States of America and receives no earned income, within the meaning of Code Section 911(b), that constitutes income from sources within the United States, within the meaning of Code Section 861(a)(3) from the Company or any Affiliate.

(b) Special Rule for Expatriates. Notwithstanding anything above to the contrary:

(1)	an Employee who is not a citizen but was formerly a legal resident of the United States and who was not, at that time, an Excluded Employee, and

(2)	an Employee who is a citizen of the United States, was employed by an Employer in the United States, was not an Excluded Employee during such employment, and who transferred to employment with the Employer or a Nonparticipating Affiliate outside of the United States, shall continue to be an active Participant under the Plan after the Employee ceases to be a resident of the United States provided that the Employee remains employed by the Employer or a Nonparticipating Affiliate outside of the United States but only to the extent such Nonparticipating Affiliate adopts the Plan for the benefit of such individual.

2.28 “Fixed Interest Contract Fund” shall mean the insurance contracts issued by one or more insurance companies, banks, mutual funds, or other financial institutions which the Plan Administrator designates as available under the Plan. Each contract is backed by the full faith and credit of the particular insurance company, bank, or other financial institution which issues the contract, but not by the Employer.

2.29 “GAF Pension Plan” shall mean the GAF Corporation Salaried Employees Retirement Plan, which terminated on December 31, 1982.

2.30 “Heyman Properties” shall mean Heyman Properties, LLC, a limited liability company.

2.31 “Highly Compensated Employee” shall, for any Plan Year, mean an Employee (i) who during the Plan Year or the preceding Plan Year was a five percent owner of the Employer or (ii) during the preceding Plan Year (A) received compensation from the Employer or any Affiliate in excess of $110,000 (as adjusted pursuant to Code Section 415(d)) and, (B) if the Employer elects for a Plan Year, is within the top 20% of the aggregate number of employees of the Employer and its Affiliates based on compensation as defined under Code Section 415(c)(3). A Highly Compensated Employee shall also include a former Employee who was a Highly Compensated Employee on such Employee’s Termination of Employment date or at any time after attaining age 55. Notwithstanding the foregoing, the determination of which Employees are Highly Compensated Employees shall be subject to Code Section 414(q).

2.32 “Hour of Service”.

(a) General Rule The words “Hours of Service” shall mean each hour for which the Employee is directly or indirectly paid or entitled to payment by the Employer or an Affiliate:

(1)	for the performance of duties,

(2)	on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, or

(3)	for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer,

provided, however, that no hour shall be credited as an Hour of Service under more than one of the preceding clauses.

(b) Applicable Computation Period.

(1)	Hours of Service described in paragraph (a)(1) shall be credited to the Computation Period in which the duties are performed.

(2)	Hours of Service described in paragraph (a)(2) shall be credited to the Computation Period in which the Employee is compensated for such Hours of Service.

(3)	Hours of Service described in paragraph (a)(3) shall be credited to the Computation Period to which the award, agreement, or payment is made.

(4)	Notwithstanding anything to the contrary in paragraphs (a)(1), (a)(2), or (a)(3), in the case of Hours of Service to be credited to the Employee in connection with a payroll period of no more than 31 days which extends beyond the end of a Computation Period, all such Hours of Service shall be credited to the following computation period.

(c) Hours Not Counted. This paragraph limits the Hours of Service credited for periods during which no duties are performed and applies whether or not Hours of Service otherwise would have been counted for such periods under paragraph (a)(2).

(1)	Unpaid Time. An hour for which an Employee is not paid, either directly or indirectly, shall not be credited except in the case of an Leave of Absence.

(2)	Workers’ Compensation. Disability Insurance. Unemployment Compensation. An hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which the Employee performed no duties:

(A)	shall be credited if such payment is made or due under a plan maintained solely for the purposes of complying with an applicable workers’ compensation or disability insurance law, but

(B)	shall not be credited if such payment is made or due under a plan maintained solely for the purpose of complying with an applicable unemployment compensation law.

(3)	Medical Reimbursement. Hours of Service shall not be credited for a payment which solely reimburses the Employee for medical or medically related expenses incurred by the Employee.

(4)	501 Hour Limitation. Except in the case of an approved Leave of Absence, not more than 501 Hours of Service shall be credited under paragraph (a)(2) on account of any single period during which the Employee performs no duties (whether or not such period occurs in a single calendar year).

(d) Equivalent Hours. In lieu of crediting Hours of Service under paragraph (a), the Plan Administrator may in its sole discretion credit Hours of Service in certain cases on an equivalency method under which 45 Hours of Service shall be credited for each week for which the Employee otherwise would have been credited with at least one Hour of Service.

(e) Military Service. An Employee shall receive one Hour of Service for each hour of the normally scheduled work hours for each day during any period he is on leave of absence from work with the Employer or Affiliate for Military service with the armed forces of the United States, but not to exceed the period required under the law pertaining to veterans’ reemployment rights, provided that if he fails to report for work at the end of such leave during which he has reemployment rights, he shall not receive credit for hours on such leave.

(f) Qualified Military Service. Hours of Service shall also be credited, in the manner prescribed by the Secretary of the Treasury, for benefit accrual and vesting purposes with respect to Qualified Military Service performed by the Participant. Furthermore, an individual reemployed by an Employer or an Affiliate after a period of Qualified Military Service shall not be deemed to have incurred a break in service by reason of such Qualified Military Service.

(g) Construction. This paragraph is intended to be consistent with the requirements of Section 2530.200b-2(b) and (c) of the Department of Labor regulations and such regulations are incorporated herein by this reference.

2.33 “Investment Fund” shall mean (a) the Common Stock Fund, (b) the Bond Fund, (c) the Money Market Fund, (d) the Fixed Interest Contract Fund, (e) the S&P 500 (Indexed) Fund, (f) the U.S. Growth Fund, and/or (g) any other fund which the Plan Administrator designates as available under the Plan for investment, or (h) any or all of such Investment Funds.

2.34 “Key Employee” shall mean any individual described in Subsection 12.5(b).

2.35 “Leased Employee” shall mean any individual described in Subsection 11.3(a).

2.36 “Leasing Organization” shall mean any entity described in Subsection 11.3(b).

2.37 “Leasing Organization Pension Plan” shall mean any plan described in Subsection 11.3(c).

2.38 “Leave of Absence” shall mean:

(a) a period during which an Employee is absent, with or without pay, on leave approved by the Employee’s Employer, if the Employee returns to the employ of an Employer or Nonparticipating Affiliate upon or prior to termination of such leave;

(b) an Employee’s period of absence due to service in the Armed Forces of the United States, if the Employee retains reemployment rights under the Military Selective Service Act (or other applicable federal law) and is employed by an Employer or Nonparticipating Affiliate within the period provided by such Act; and

(c) any period of absence, other than one described in paragraph (a) or (b), occurring prior to the Employee’s Termination of Employment.

In granting or withholding Leaves of Absence, each Employer or Nonparticipating Affiliate shall apply uniform and nondiscriminatory rules to all Employees in similar circumstances.

2.39 “LTD Participant” shall mean any Participant who is receiving payments under a long-term disability plan maintained by an Employer, provided such individual has not attained 65 years of age. Notwithstanding the foregoing, effective as of January 1, 2010, LTD Participant shall mean any Participant who is included in a unit of employees covered by a collective bargaining agreement between Employee representatives and the Employer who is receiving payments under a long-term disability plan maintained by an Employer, provided such individual has not attained 65 years of age.

2.40 “Matching Contributions” shall mean contributions made by an Employer under Section 4.4.

2.41 “Matching Contribution Account” shall mean the Account for each Participant to which Matching Contributions and forfeitures, and the earnings thereon, are credited.

2.42 “Money Market Fund” shall mean a bank commingled fund or mutual fund which the Plan Administrator designates as available under the Plan for investment in money market securities.

2.43 “NCBCAP” shall mean the GAF Materials Corporation Hourly Capital Accumulation Plan, formerly known as the Capital Accumulation Plan for Non-Collectively Bargained Hourly Employees of GAFMC and ISP, as then in effect from time-to-time.

2.44 “Nonparticipating Affiliate” shall mean an Affiliate that has not adopted the Plan.

2.45 “Normal Retirement Date” shall mean the first day of the month in which a Participant attains age 65.

2.46 “Participant” shall mean a person who has become a Participant under Article III, and shall include a former Employee (and the Beneficiary of a deceased Employee) until his Accounts have been fully distributed.

2.47 “Period of Service” shall mean any period beginning on an Employee’s Employment Commencement Date and ending on his Severance from Service Date next following such Employment Commencement Date (unless such Severance from Service Date is disregarded under the provisions of Section 2.66), including any period of service as an Excluded Employee.

For the purpose of determining the length of an Employee’s Period of Service, all non-successive Periods of Service shall be aggregated. The length of each Period of Service shall be equal to the number of complete years in such Period of Service, counting from the Employment Commencement Date on which it began, plus a fractional year consisting of the number of days not included in any complete year divided by 365.

2.48 “Plan” shall mean the International Specialty Products Inc. 401(k) Plan as set forth herein and amended from time-to-time.

2.49 “Plan Administrator” shall mean the Company, or such individual(s), person(s) or committee(s) as the Company may designate under Section 9.1 to administer the Plan.

2.50 “Plan Year” shall mean the calendar year.

2.51 “Post-Tax Contribution” shall mean a contribution made by a Participant under the Plan in accordance with Section 4.5.

2.52 “Post-Tax Contribution Account” shall mean the Account established by the Plan Administrator for each Participant pursuant to Section 5.1, to which shall be credited a Participant’s Post-Tax Contribution and earnings thereon.

2.53 “Pre-Tax Contributions” shall mean contributions made under Section 4.1.

2.54 “Pre-Tax Contribution Account” shall mean the Account established for a Participant to which Pre-Tax Contributions and earnings thereon are credited.

2.55 “Prior Plan” shall mean the Capital Accumulation Plan For Employees of GAFMC and ISP.

2.56 “Qualified Domestic Relations Order” shall mean any Domestic Relations Order described in Subsection 13.8(c).

2.57 “Qualified Military Service” Qualified Military Service means an individual’s service in one or more of the uniformed services of the United States (within the meaning of Title 38, Chapter 43 of the United States Code) if such service entitles the individual to reemployment rights pursuant to the provisions of such statute. All provisions of this Plan referring to Qualified Military Service shall be effective as of December 12, 1994.

2.58 “Reemployment Commencement Date” shall mean in the case of an Employee who returns to the employ of an Employer after a period of absence following his Severance from Service Date, the first day, after such period of absence, in respect of which the Participant receives compensation from an Employer for the performance of services.

2.59 “Related Person” shall mean any person described in Subsection 11.3(d).

2.60 “Rollover Account” shall mean the account for an Employee to which a Rollover Contribution and earnings thereon are credited pursuant to Section 4.19.

2.61 “Roth Contributions and Roth Catch-Up Contributions” shall mean contributions made under Section 4.2.

2.62 “Roth Contribution Account” shall mean the Account established for a Participant to which Roth Contributions, Roth Catch-Up Contributions and earnings thereon are credited.

2.63 “Roth Rollover Account” shall mean the account for an Employee to which a Roth Rollover Contribution and earnings thereon are credited pursuant to Section 4.19.

2.64 “S&P 500 (Indexed) Fund” shall mean the Vanguard Common Stock Fund, as defined in the Trust Agreement, or any other bank commingled fund or mutual fund which the Plan Administrator designates as available under the Plan for investment in equity securities.

2.65 “Salary Reduction Agreement” shall mean an agreement described in Section 4.9.

2.66 “Severance from Service Date” shall mean the earlier of

(a) the date of an Employee’s Termination of Employment; or

(b) the first anniversary of the date on which an employee began a Leave of Absence, if he does not return from such Leave of Absence upon or prior to such first anniversary. Notwithstanding paragraph (a), an Employee’s Severance from Service Date shall be disregarded for all purposes under this Plan if he returns to the employ of an Employer or Affiliate no later than the earlier of:

(1)	the first anniversary of his Termination of Employment, or

(2)	the first anniversary of his commencement of a Leave of Absence, if his Termination of Employment occurs during such Leave of Absence and before its first anniversary.

2.67 “Termination of Employment” shall mean an Employee’s cessation of employment with the Employer and its Affiliates which satisfies the requirements for a “severance from employment” within the meaning of Code Section 401(k)(2)(B)(i)(I).

2.68 “Trust or Trust Fund” shall mean the trust established by and under the Trust Agreement under which Plan assets are held and invested and from which all benefits under the Plan are paid.

2.69 “Trust Agreement” shall mean the agreement between the Employer and Vanguard Fiduciary Trust Company, or any successor thereto as Trustee.

2.70 “Trustee” shall mean Vanguard Fiduciary Trust Company or a successor trustee of the Trust Fund.

2.71 “U.S. Growth Fund” shall mean the common stock fund which is comprised of U.S. companies only, as defined in the Trust Agreement, or any other bank commingled fund or mutual fund which the Plan Administrator designates as available under the Plan for investment in equity securities emphasizing capital growth.

2.72 “Valuation Date” shall mean each business day on which the New York Stock Exchange is open for trading.

2.73 “Year of Eligibility Service” shall mean the 12-month period beginning on the Employee’s Employment Commencement Date, and each calendar year that begins thereafter, if the Employee completes at least 1,000 Hours of Service in such 12-month period or calendar year.

ARTICLE III

PARTICIPATION AND ELIGIBILITY FOR CONTRIBUTIONS

3.1 Participation.

(a) General. Each Eligible Employee who was a Participant in the Plan on December 31, 2008 shall be a Participant in the Plan on January 1, 2009.

(b) Full-Time Employees. Each other Eligible Employee who is regularly scheduled for full-time employment with an Employer may begin to participate on the first day of the calendar month immediately following his completion of a three-month Period of Service.

(c) Part-Time and In-House Temporary Employees. Each other Eligible Employee who is not regularly scheduled for full-time employment with the Company may begin to participate in the Plan on the first day of the first calendar month coincident with or immediately following the date on which the Eligible Employee first completes 1,000 Hours of Service in the 12-month period beginning on the Employee’s Employment Commencement Date or in any calendar year that begins thereafter.

(d) Transfer From Part-Time or In-House Temporary Employee to Full-Time Employment. In the event an Eligible Employee transfers from part-time or in-house temporary to full-time employment prior to satisfying the requirements for participation provided in paragraph (b) above, such Eligible Employee may begin to participate on the first day of the calendar month immediately following the later to occur of (1) the date the Eligible Employee commences full-time employment with an Employer or (2) the date the Eligible Employee completes a three-month Period of Service.

(e) Cessation of Active Participant Status. A Participant shall cease to be an active Participant as of his Severance from Service Date.

(f) Reemployment. A former active Participant whose active participation in the Plan has terminated and who is re-employed by an Employer shall again become a Participant on the first day of the calendar month coincident with or immediately following his Reemployment Commencement Date.

(g) Excluded Employees. An Employee who is an Excluded Employee on the date on which he would otherwise qualify for participation in the Plan under paragraph (a), (b), (c), (d), (e) or (f) shall become a Participant on the first day of the calendar month coincident with or immediately following the date on which he is no longer an Excluded Employee.

(h) Participation by Employees of Spun-Off Entities. If (1) an individual is a Participant in the Plan immediately prior to becoming an employee of an entity that is an Affiliate of the Company, (2) such Affiliate was an unincorporated division of the Company prior to its becoming an Affiliate, (3) such Affiliate, with the consent of the Board, becomes a participating Employer in the Plan as of the date it becomes an Affiliate, such individual shall continue to be a Participant in the Plan as of the date he becomes an employee of such Affiliate as if he never incurred a termination of employment. Any other employee of such Affiliate shall become eligible to participate in the Plan subject to the Plan’s eligibility and participation requirements, such requirements being determined by taking into account his service with the Company and its Affiliates immediately prior to his becoming an employee of such Affiliate.

(i) Transferred Participants. Notwithstanding the above, any individual who is an active Participant in the Prior Plan and whose employment is transferred to a location or employment status that would make him or her an Eligible Employee under the Plan shall be eligible to participate in this Plan immediately upon such transfer.

3.2 Enrollment Procedures. An Eligible Employee shall be enrolled in the Plan as a Participant pursuant to generally applied and non-discriminatory procedures adopted by the Plan Administrator.

3.3 Eligibility for Contributions.

(a) Pre-Tax Contributions. An Eligible Employee may elect to have Pre-Tax Contributions made on his behalf as soon as the Employee becomes eligible to participate in the Plan in accordance with Section 3.1, and may elect to designate part or all of those Pre-Tax Contributions as Roth Contributions. If an Eligible Employee does not elect to have Pre-Tax Contributions made when such Employee first becomes so eligible, then Pre-Tax Contributions may begin as soon as is administratively practicable following the Employee’s enrollment pursuant to Section 3.2.

(b) Matching Contributions. An Eligible Employee shall be eligible to have Matching Contributions made on his behalf as soon as the Employee elects to have Pre-Tax Contributions made.

(c) Post-Tax Contributions. An Eligible Employee may elect to make Post-Tax Contributions as soon as he is eligible to participate in the Plan. If such Employee does not elect to make Post-Tax Contributions when he first becomes eligible to participate in the Plan, then Post-Tax Contributions may begin as soon as is administratively practicable following the Eligible Employee’s enrollment pursuant to Section 3.2.

(d) Basic Contributions. An Eligible Employee (other than a Calvert City Hourly Employee) and an LTD Participant shall be eligible to have Basic Contributions made on his behalf as soon as the Employee becomes eligible to participate in the Plan.

(e) Company Annual Contributions. An Eligible Employee (other than those individuals who (i) had attained age 55 and completed at least ten Years of Service as of December 31, 1992 and (ii) accepted coverage under the Company’s Retiree Medical Plan) shall be eligible to have Company Annual Contributions made on his behalf as soon as the Employee becomes eligible to participate in the Plan, provided, however, that such Employee is regularly scheduled for permanent full-time employment with the Employer. Notwithstanding the foregoing, an LTD Participant shall also be eligible to have Company Annual Contributions made on his behalf.

(f) Cessation of Participation. Participation hereunder shall cease upon the complete distribution of the Participant’s Accounts or, if earlier, the Participant’s death.

3.4 Beneficiary Designation.

(a) Unmarried Participants. Each unmarried Participant may designate a Beneficiary or Beneficiaries to receive such Participant’s interest in the Plan in the event of such Participant’s death. Such designation shall not be effective unless it is made on a form provided for that purpose by the Plan Administrator and filed with the Plan Administrator by the Participant during the Participant’s lifetime. The Participant may, from time to time during the Participant’s lifetime, on a form approved by and filed with the Plan Administrator, change the Participant’s Beneficiary or Beneficiaries.

(b) Married Participants. The Beneficiary of each Participant who is married shall be the surviving spouse of such Participant, unless such spouse consents in writing to the designation of another Beneficiary or Beneficiaries. Each married Participant may, from time to time during the Participant’s lifetime, on a form approved by and filed with the Plan Administrator, change such Participant’s designation of Beneficiaries, provided, however, that the Participant may not change the Participant’s beneficiary without the written consent of the Participant’s spouse, unless (i) such spouse’s prior consent expressly permits designations by the Participant without any requirement of further consent by the spouse, or (ii) the Participant names such spouse as his beneficiary. Any consent by a spouse hereunder shall be irrevocable, but shall only be effective with respect to that particular spouse.

(1)	Requirements of Written Consent. The written consent described in this paragraph (b) shall acknowledge the effect of such election and shall be witnessed by a notary public. Any consent by a spouse which expressly permits changes in beneficiary designations by the Participant without any requirement of further consent by the spouse must acknowledge the spouse’s right to limit consent to a specific Beneficiary and must further acknowledge that such right is voluntarily relinquished.

(2)	Circumstances Where no Consent is Required. A married Participant may designate a non-spouse Beneficiary without spousal consent only if it is established to the satisfaction of the Plan Administrator that the consent of the spouse could not have been obtained because the spouse cannot be located or because of other circumstances prescribed by regulations promulgated under Code Section 417(a).

(c) Default Beneficiary. In the event that no Beneficiary is designated pursuant to paragraph (a) or (b), the Participant’s Beneficiary shall be the Participant’s surviving spouse, if any. If the Participant does not have a surviving spouse, then the Participant’s Accounts shall be paid to his lineal descendants (including stepchildren and adopted children) per stirpes. If the Participant is not survived by the foregoing, then the Participant’s Accounts shall be paid to his surviving parents equally. If none of the foregoing survive the Participant, the Participant’s Accounts shall be paid to his estate.

For purposes of this Section, except to the extent provided in a Qualified Domestic Relations Order (as defined under Section 13.8), “surviving spouse” shall mean:

(1)	in the case of a Participant who dies before his Annuity Starting Date, the Participant’s lawfully married spouse on the date of the Participant’s death, and

(2)	in the case of a Participant who dies on a date after his Annuity Starting Date (the “Subsequent Date”), the Participant’s lawfully married spouse on such Subsequent Date.

ARTICLE IV

CONTRIBUTIONS AND ALLOCATIONS

4.1 Pre-Tax Contributions.

(a) Amount. Subject to the limitations in Sections 4.8, 4.9, 4.11, 4.12 and 4.18, the Employer shall contribute to the Trust (on a pre-tax basis) on behalf of each Participant an amount equal to the amount by which the Participant’s Compensation has been reduced under a Salary Reduction Agreement (as described in Section 4.9).

(b) Timing. Such contribution shall be transferred to the Trustee and invested by the Trustee in the Investment Funds designated by the Participant under Section 5.3 as soon as practicable after such amounts are withheld from the Participant’s Compensation (but no later than the 15th business day following the end of the calendar month such amounts are withheld from the Participant’s Compensation).

(c) Account. Contributions under this Section on behalf of each Participant shall be credited to the Participant’s Pre-Tax Contribution Account.

4.2 Roth Contributions.

(a) Amount. At the time the Participant elects to make Pre-Tax Contributions and Catch-Up Contributions, the Participant may irrevocably designate any portion of such Pre-Tax Contributions and Catch-Up Contributions as Roth Contributions and Roth Catch-Up Contributions, respectively. Contributions that are designated as Roth Contributions or Roth Catch-Up Contributions shall be included in the Participant’s taxable income at the time the Participant would have received such amount if the Participant had not entered into the applicable Salary Reduction Agreement, but shall otherwise be treated as Pre-Tax Contributions or Catch-Up Contributions for all purposes of the Plan, except as otherwise specifically provided.

(b) Timing. Such contributions shall be transferred to the Trustee and invested by the Trustee in the Investment Funds designated by the Participant under Section 5.3 as soon as practicable after such amounts are withheld from the Participant’s Compensation (but no later than the 15th business day following the end of the calendar month such amounts are withheld from the Participant’s Compensation).

(c) Account. Contributions under this Section on behalf of each Participant shall be credited to the Participant’s Roth Contribution Account.

4.3 Catch-Up Contributions.

(a) Eligibility. All Employees who are eligible to make Pre-Tax Contributions under this Plan and who are projected to have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject the limitations of, Code Section 414(v).

(b) Election. In order to have Catch-Up Contributions made on his or her behalf for a Plan Year, an Eligible Employee shall direct that such Catch-Up Contributions be made pursuant to a procedure prescribed by the Plan Administrator whereby such Employee’s annual Compensation shall be reduced by an amount which shall not exceed the limitations of Code Section 414(v), and whereby the Employer agrees to contribute an identical amount on the Employee’s behalf to the Plan on a pre-tax basis under this Section 4.3.

(c) Application. Such Catch-Up Contributions shall not be taken into account for purposes of the limitation set forth in Section 4.9 hereof as well as the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.

(d) Classification; No Matching Contributions. For purposes of this Plan, except as provided in this Section 4.3, Catch-Up Contributions shall be considered Pre-Tax Contributions and shall be allocated to a Participant’s Pre-Tax Contribution Account. Notwithstanding the foregoing, Catch-Up Contributions shall not be considered Pre-Tax Contributions for purposes of allocating Matching Contributions as provided in Section 4.4 of this Plan.

4.4 Matching Contributions.

(a) Amount. Subject to the limitations in Sections 4.8, 4.15, and 4.18, the Employer shall make Matching Contributions for a Participant equal to 66-2/3 percent of the sum of such Participant’s Pre-Tax Contributions (including any portion of the Participant’s Pre-Tax Contributions that he has designated as Roth Contributions in accordance with Section 4.2) not to exceed 6 percent of such Pre-Tax Contributions (determined as if the dollar limitation set forth under Code Section 402(g) is not in effect) and not in excess of four percent of the Participant’s Compensation for the Plan Year. Notwithstanding the above, the Employer shall make additional Matching Contributions to the Matching Contribution Account of each Participant who makes additional Pre-Tax Contributions to the Plan pursuant to the provisions of Chapter 43 of Title 38 of the United States Code and Code Section 414(u) by reason of the Participant’s Qualified Military Service. The amount of Matching Contributions made pursuant to the provisions of the immediately preceding sentence shall equal the amount that would have been required under the terms of this Plan had such additional Pre-Tax Contributions been made during the period of the Participant’s Qualified Military Service.

Notwithstanding the aforementioned, if an Employee is entitled to a Matching Contribution other than as provided for under Section 4.4(a) above, and such entitlement is as a result of a collective bargaining agreement with the Employer, then such Employee shall receive the amount as provided for under the collective bargaining agreement.

(b) Form of Matching Contributions. Each Eligible Employee who is eligible for a Matching Contribution shall receive his or her Employer Matching Contributions for a Plan Year in the form of cash.

(c) Timing. Matching Contributions shall be transferred to the Trustee and, if such contributions are made in cash, invested by the Trustee in the Investment Funds designated by the Participant under Section 5.3, coincident with, or as soon as practicable after, the related Pre-Tax Contributions are transferred to the Trust related to the Plan.

(d) Account. Matching Contributions shall be credited to the Participant’s Matching Contribution Account.

(e) Suspension of Matching Contribution. Notwithstanding any other provision of the Plan to the contrary, Matching Contributions are suspended under this Section 4.4 of the Plan effective January 1, 2009, with respect to Participants whose employment is not subject to a collective bargaining agreement between Employee representatives and the Employer. Therefore, no Matching Contributions shall be made under the Plan on and after January 1, 2009, with the exception of any contributions required to be made by the Company which are classified as Matching Contributions and are either (1) deposits of Company contributions which pertain to a Plan Year prior to January 1, 2009, (2) required to be contributed on and after January 1, 2009 under any applicable law, or (3) Matching Contributions which pertain to Participants whose employment is subject to a collective bargaining agreement between Employee representatives and the Employer.

4.5 Post-Tax Contributions.

(a) Amount. Subject to the limitations in Sections 4.15 and 4.18, an Eligible Employee may elect to contribute, through payroll deduction or in one lump sum (on a post-tax basis), for each Plan Year an amount which may not exceed ten percent (10%) percent of such Employee’s annual Compensation (in a whole percentage) for such Plan Year (plus the percentage amount equivalent to the amount required to be permitted to be made by the Participant pursuant to the provisions of Code Section 414(u) with respect to the Participant’s Qualified Military Service). The initial election to make Post-Tax Contributions shall be effective until canceled or amended.

(b) Timing. Post-Tax Contributions shall be transferred to the Trustee and invested by the Trustee in the Investment Funds designated by the Participant under Section 5.3 as soon as practicable following the end of the payroll period with respect to which such Post-Tax Contributions were deducted from the Participant’s Compensation (but in no case later than the 15th business day following the end of the calendar month during which such amount was deducted from the Participant’s Compensation).

(c) Account. Post-Tax Contributions shall be credited to the Participant’s Post-Tax Contribution Account.

4.6 Basic Contributions.

(a) Amount. For each Plan Year the Employer shall pay to the Trustee a Basic Contribution equal to three percent of each Eligible Employee’s or LTD Participant’s Compensation for such Plan Year, subject to the limitations in Sections 4.8 and 4.18.

Notwithstanding the aforementioned, each Texas City Employee (as defined in Section 2.16(b)) who elected a benefit under the Retirement Plan for Hourly Paid Employees of ISP (Plan A Participants) shall be eligible for a Basic Contribution equal to five percent of his Compensation for such Plan Year in accordance with this Section 4.6. All other Texas City Employees shall be eligible for a Basic Contribution equal to three percent of his Compensation for such Plan Year.

Notwithstanding any other provision of this Plan to the contrary, each Participant who is covered by a collective bargaining agreement between the Employer and the United Steelworkers Local 00881, at the Employer’s Huntsville, Alabama Plant shall be eligible for a Basic Contribution equal to 1.5% (effective April 1, 2008, three percent) of his Compensation for such Plan Year in accordance with this Section .

(b) Form of Basic Contributions. Each Eligible Employee and LTD Participant shall receive his or her Basic Contributions for a Plan Year in the form of cash.

(c) Timing. Basic Contributions shall be transferred to the Trustee and, if such contributions are made in cash, invested by the Trustee in the Investment Funds designated by the Participant under Section 5.3, as soon as practicable after the end of each calendar month.

(d) Account. Basic Contributions shall be credited to the Participant’s Basic Contribution Account.

(e) Suspension of Basic Contribution. Notwithstanding any other provision of the Plan to the contrary, Basic Contributions are suspended under this Section 4.6 of the Plan effective January 1, 2009, with respect to Eligible Employees and LTD Participants whose employment is not subject to a collective bargaining agreement between Employee representatives and the Employer. Therefore, no Basic Contributions shall be made under the Plan on and after January 1, 2009, with the exception of any contributions required to be made by the Company which are classified as Basic Contributions and are either (1) deposits of Company contributions which pertain to a Plan Year prior to January 1, 2009, (2) required to be contributed on and after January 1, 2009 under any applicable law, or (3) Basic Contributions which pertain to Participants whose employment is subject to a collective bargaining agreement between Employee representatives and the Employer.

(f) Reinstatement of Basic Contribution. Effective as of October 1, 2009, the suspension of Basic Contributions under Section 4.6(e) of the Plan shall end. Therefore, Basic Contributions will resume under the Plan effective for Compensation earned on and after October 1, 2009.

4.7 Company Annual Contributions.

(a) Amount. For each Plan Year, the Employer shall pay to the Trustee a Company Annual Contribution on behalf of each Eligible Employee (except any individual who (i) had attained age 55 and completed at least 10 Years of Service as of December 31, 1992 and (ii) accepted coverage under the Employer’s Retiree Medical Plan) and LTD Participant, as determined under the following table, based on the attained age of the Eligible Employee or LTD Participant on the last day of the Plan Year immediately preceding the Plan Year for which such contribution is made:

Attained Age:	Company Annual Contribution for Texas City Employees (as defined in Section 2.16(b))	Company Annual Contribution for All Other Employees
Under 30	$200.00	$50.00
30 to 39	$400.00	$100.00
40 to 49	$750.00	$250.00
50 to 59	$1,250.00	$500.00
Over 59	$2,000.00	$750.00

(b) Form. The Employer shall make all or any portion of the Company Annual Contributions for a Plan Year in cash.

(c) Timing. Company Annual Contributions shall be transferred to the Trustee and, if such contributions are made in cash, invested by the Trustee in the Investment Funds designated by the Participant under Section 5.3 as soon as practicable after the end each calendar month.

(d) Account. Company Annual Contributions shall be credited to the Participant’s Company Annual Contribution Account.

(e) Restrictions. Participants who are not regularly scheduled for permanent full-time employment with an Employer are not eligible to receive a Company Annual Contribution under this Section 4.7, unless the Participant is an LTD Participant.

4.8 Limitations on Contributions.

(a) Deductibility of Contributions Under Code Section 404. In no event shall the sum of the contributions made by the Employer (including Matching Contributions and all other Contributions other than Pre-Tax and Post-Tax Contributions), in respect to any Plan Year pursuant to this Article IV, be greater than the sum of:

(1)	Twenty-five percent (25%) of compensation paid to the Participant for the Plan Year in question; or

(2)	The amounts contributed during such Plan Year pursuant to Chapter 43 or Title 38 of the United States Code, and as permitted under Code Section 414(u) with respect to Qualified Military Service (but only to the extent they would have been deductible under the provisions of Code Section 404 during the period of Qualified Military Service had they actually been contributed to the Plan during such period).

(b) Participants Not Eligible For Matching and Basic Contributions. No contributions shall be made under Section 4.4 or 4.6 for a Participant for Plan Years in which he is also a participant in the Executive Retirement Plan of International Specialty Products Inc. (formerly known as the Non-Qualified Executive Retirement Plan) maintained by the Company or its affiliates.

(c) Net Profits Limitation.

(1)	In General. All contributions under Sections 4.4, 4.6, and 4.7 shall be made solely out of the Employer’s net profits for the fiscal year ending with or within the Plan Year for which a contribution is made or out of its retained earnings as of the close of the fiscal year.

(2)	Definition of Net Profits. For purposes of paragraph (1), the term “net profits” means taxable income as reported by the Employer on its United States income tax return for the fiscal year with respect to which it has made a contribution, prior to the deduction of (1) Federal, State, and local income and franchise taxes, and (2) contributions to the Plan made under this Article.

4.9 Salary Reduction Agreement. In order to have Pre-Tax Contributions made on his behalf, an Eligible Employee shall direct that such Pre-Tax Contributions be made pursuant to a procedure prescribed by the Plan Administrator whereby such Employee’s annual Compensation shall be reduced by a specified whole percentage from one percent (1%) to thirty percent (30%) (plus the percentage amount equivalent to the amount required to be permitted to be made by the Participant pursuant to the provisions of Code Section 414(u) with respect to the Participant’s Qualified Military Service), and whereby the Employer agrees to contribute an identical amount on the Employee’s behalf to the Plan on a pre-tax basis under Section 4.1. The initial agreement shall be effective for payroll periods commencing on and after the date on which participation begins under Section 3.1, and shall be effective until canceled or amended.

4.10 Change and Suspension of Contributions.

(a) Change. A Participant may change the amount of his Pre-Tax Contributions and/or Post-Tax Contributions as soon as is practicable after giving notice to the Plan Administrator (in the manner prescribed by the Plan Administrator); provided, however that only one change may be made during a calendar quarter, regardless of whether the changes affect Pre-Tax Contributions, Post-Tax Contributions, or both,

(b) Suspension. A Participant may suspend his Pre-Tax Contributions and/or Post-Tax Contributions as soon as is practicable after giving notice to the Plan Administrator (in the manner prescribed by the Plan Administrator). During a period of suspension of Pre-Tax Contributions and Post-Tax Contributions, no Matching Contribution shall be made on behalf of such Participant.

(c) Resumption of Contributions. A Participant for whom Pre-Tax Contributions and/or Post-Tax Contributions have been suspended may have such contributions resumed as soon as is practicable after giving notice to the Plan Administrator (in the manner prescribed by the Plan Administrator).

4.11 Maximum Elective Amount. The maximum amount of Pre-Tax Contributions (including amounts designated as Roth Contributions) for any individual for any calendar year shall be the “applicable dollar amount” (as defined in Code Section 402(g)(1)(B)), or such other amount determined by the Secretary of the Treasury under Code Section 402(g) (or, if greater, the amount permitted under Code Section 414(u)(2) with respect to the Participant’s Qualified Military Service). If Pre-Tax Contributions under this Plan exceed the maximum limit for any Participant for any calendar year, the excess amount (and any income attributable to such excess, determined through the distribution date, effective January 1, 2008, only that income attributable to such excess determined through the end of the calendar year) shall be distributed to such Participant and such distribution shall be charged first against such Participant’s Pre-Tax Contribution Account and then against such Participant’s Roth Contribution Account. Distribution shall be made as soon as practicable without regard to any limitation otherwise imposed by law or by the provisions of this Plan, but in no event shall such distribution be made after April 15 of the year immediately following the calendar year in which the excess amount was contributed.

4.12 Limitation on Pre-Tax Contributions.

(a) In each Plan Year the actual deferral percentage of Pre-Tax Contributions (including amounts designated as Roth Contributions) for the group of Highly Compensated Employees eligible to participate in the Plan may not exceed the greater of:

(1)	1.25 times the actual deferral percentage of the group of all other Eligible Employees; or

(2)	the lesser of:

(A)	two times the actual deferral percentage of the group of all other Eligible Employees; or

(B)	the actual deferral percentage of the group of all other Eligible Employees plus two percentage points.

The “actual deferral percentage” for each such group of Eligible Employees for a Plan Year is the average of the ratios, calculated separately for each Employee in each such group, of the amount of Pre-Tax Contributions made on behalf of each Eligible Employee for such Plan Year to the Employee’s Compensation for such Plan Year (other than, in the case of Highly Compensated Employees, any such Pre-Tax Contributions required or permitted to be made pursuant to the provisions of Chapter 43 of Title 38 of the United States Code and Code Section 414(u) with respect to such Highly Compensated Employees’ Qualified Military Service). In the case of a Highly Compensated Employee who is eligible to participate in more than one cash or deferred arrangement maintained by the Employer or a Nonparticipating Affiliate, the ratio of the amount of Pre-Tax Contributions made on behalf of such Highly Compensated Employee for such Plan Year to the Highly Compensated Employee’s Compensation for such Plan Year shall be calculated by treating all the cash or deferred arrangements in which the Highly Compensated Employee is eligible to participate as one arrangement.

(b) The percentage tests under this Section 4.12 shall be applied by utilizing the actual deferral percentage of the non-Highly Compensated Employees for the Plan Year immediately prior to the Plan Year for which such tests are applied. Effective for Plan Years beginning on and after January 1, 2010, the percentage tests under this Section 4.12 shall be applied by utilizing the actual deferral percentage of the non-Highly Compensated Employees for the Plan Year for which such tests are applied.

4.13 Adjustment of Salary Contributions During Plan Year. Notwithstanding anything in Section 4.12 to the contrary, if the Plan Administrator determines that the nondiscrimination test set forth in Section 4.12 otherwise might not be met for the Plan Year, the Plan Administrator may reduce the maximum percentage of Compensation at which Highly Compensated Employees may elect to ensure that such test will be met for such Plan Year. Such a reduction may be imposed for the entire Plan Year or any part thereof.

4.14 Excess Pre-Tax Contributions After Plan Year.

(a) Correction of Excess Pre-Tax Contributions After Plan Year. If the Plan Administrator determines after the end of the Plan Year that the nondiscrimination test set forth in Section 4.12 has not been met, Pre-Tax Contributions (including amounts designated as Roth Contributions) (and any income earned thereon, determined through the end of the Plan Year) of the Highly Compensated Employees shall be distributed to such Highly Compensated Employees to eliminate such excess Pre-Tax Contributions. Effective January 1, 2008, income allocable to excess Pre-Tax Contributions for a Plan Year shall be determined through the end of such Plan Year. The Participant may designate the extent to which the distribution is composed of Pre-Tax Contributions and Roth Contributions, but only to the extent such types of contributions were made for the Plan Year. If the Participant does not designate which type of contribution is to be distributed, the Plan shall distribute Pre-Tax Contributions first.

(b) Determination of Amount of Excess Pre-Tax Contributions. The amount of excess Pre-Tax Contributions for a Highly Compensated Employee for a Plan Year is to be determined by the following leveling method, under which the actual deferral percentage of all

Highly Compensated Employees is determined, and Pre-Tax Contributions of those Highly Compensated Employees who have elected to contribute the largest dollar amounts of such contributions is reduced to the extent necessary to:

(1)	enable the Plan to satisfy the actual deferral percentage limitation, or

(2)	cause the dollar amount of such Highly Compensated Employee’s Pre-Tax Contributions to equal the dollar amount of such contributions made by the Highly Compensated Employee making the next largest dollar amount of such contributions.

This process shall be repeated until the Plan satisfies the actual deferral percentage limitation in Section 4.12.

(c) Return of Excess Pre-Tax Contributions. Excess Pre-Tax Contributions (and any income earned thereon, determined through the end of the Plan Year) which are returned to Highly Compensated Employees pursuant to this Section shall be distributed to such Employees as soon as practicable, without regard to any limitation otherwise imposed by law or by the provisions of this Plan. Notwithstanding the foregoing, the amount of excess Pre-Tax Contributions which are returned to Highly Compensated Employees with respect to a Plan Year shall be reduced by the excess Pre-Tax Contributions previously distributed to such Highly Compensated Employee under Section 4.11 of the Plan for the Highly Compensated Employee’s taxable year ending with or within such Plan Year.

4.15 Limitation on Matching Contributions and Post-Tax Contributions.

(a) In each Plan Year the contribution percentage of Matching Contributions and Post-Tax Contributions for the group of Highly Compensated Employees eligible to participate in the Plan may not exceed the greater of:

(1)	1.25 times the contribution percentage of the group of all other Eligible Employees; or

(2)	the lesser of: (i) two times the contribution percentage of the group of all other Eligible Employees or (ii) the contribution percentage of the group of all other Eligible Employees plus two percentage points.

The “contribution percentage” for each such group of Eligible Employees for a Plan Year is the average of the ratios, calculated separately for each Employee in each such group, of Matching Contributions and Post-Tax Contributions made on behalf of each eligible Employee for such Plan Year to the Employee’s Compensation for such Plan Year (other than, in the case of Highly Compensated Employees, any such Contributions required pursuant to the provisions of Chapter 43 of Title 38 of the United States Code and Code Section 414(u) with respect to such Highly Compensated Employees’ Qualified Military Service). To the extent permitted by applicable regulations, the Plan Administrator may elect to take Pre-Tax Contributions into account in determining the contribution percentage. In the case of a Highly Compensated

Employee who is eligible to participate in more than one plan maintained by the Employer or a Nonparticipating Affiliate to which Matching Contributions are made, the ratio of the amount of Matching Contributions and Post-Tax Contributions made on behalf of such Highly Compensated Employee for such Plan Year to the Highly Compensated Employee’s Compensation for such Plan Year shall be calculated by treating all the plans in which the Highly Compensated Employee is eligible to participate as one plan.

(b) The percentage tests under this Section 4.15 shall be applied by utilizing the contribution percentages of the non-Highly Compensated Employees for the Plan Year immediately prior to the Plan Year for which such tests are applied. Effective for Plan Years beginning on and after January 1, 2010, the percentage tests under this Section 4.15 shall be applied by utilizing the contribution percentage of the non-Highly Compensated Employees for the Plan Year for which such tests are applied.

4.16 Excess Matching Contributions and Post-Tax Contributions After Plan Year.

(a) Correction of Excess Matching Contributions and Post-Tax Contributions After Plan Year. If the Plan Administrator determines after the end of the Plan Year that the nondiscrimination limitation in Section 4.15 has not been met, Matching Contributions and Post-Tax Contributions (and any income earned thereon, determined through the end of the Plan Year) of the Highly Compensated Employees shall be distributed to such Highly Compensated Employees to eliminate such excess Matching Contributions and Post-Tax Contributions. Effective January 1, 2008, income allocable to excess Matching and Post-Tax Contributions for a Plan Year shall be determined through the end of such Plan Year.

(b) Determination of Amount of Excess Matching Contributions and Post-Tax Contributions. The amount of excess Matching Contributions and Post-Tax Contributions for a Highly Compensated Employee for a Plan Year is to be determined by the following leveling method, under which the contribution percentage of all Highly Compensated Employees is determined and the Matching Contribution Accounts and Post-Tax Contribution Accounts of those Highly Compensated Employees with the largest dollar amounts of such contributions is reduced to the extent required to:

(1)	enable the Plan to satisfy the contribution percentage limitation; or

(2)	cause such Highly Compensated Employee’s contribution dollar amount to equal the dollar amount of such contributions allocated to the Highly Compensated Employee with the next largest dollar amount of such contributions.

This process must be repeated until the Plan satisfies the contribution percentage limitation in Section 4.15.

(c) Return of Excess Matching Contributions and Post-Tax Contributions. Excess Matching Contributions and Post-Tax Contributions which are returned to Highly Compensated Employees pursuant to this Section 4.16 shall be distributed to such Employees as soon as practicable, without regard to any limitation otherwise imposed by law or by the provisions of this Plan.

4.17 Application of General Nondiscrimination Requirements. In the event that all or a portion of the Pre-Tax Contributions and/or Post-Tax Contributions of a Participant who is a Highly Compensated Employee is distributed to such Participant under Section 4.13 or Section 4.16, as appropriate, the Matching Contribution generated by such Pre-Tax Contribution under Section 4.1 or Section 4.5, as appropriate (and any income thereon, determined through the distribution date), shall be forfeited (or, to the extent such Matching Contributions are vested, distributed in the manner provided in Section 4.16) to the extent such Pre-Tax Contribution is distributed.

4.18 Limitation on Annual Additions.

(a) General Limitation. Notwithstanding the foregoing provisions of this Article IV, the amount of Annual Additions with respect to a Participant for a Plan Year shall not exceed the lesser of:

(1)	$49,000 in 2009 or such amount as may be increased from time to time pursuant to the provisions of Code Section 415(c), or

(2)	one hundred percent (100%) of the Participant’s Limitation Compensation (as defined below) for such Plan Year. Notwithstanding the foregoing, the one hundred percent (100%) compensation limit shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an annual addition.

(b) Definitions. For purposes of this Section:

(1)	“Annual Additions” means the sum, credited to a Participant’s Accounts under this Plan and his accounts under all other qualified defined contribution plans maintained by the Employer or by any Affiliate, of:

(A)	Employer contributions, including Pre-Tax Contributions, Matching Contributions, forfeitures, Basic Contributions, and Company Annual Contributions;

(B)	Employee contributions, including Post-Tax Contributions and amounts allocated on behalf of the Participant to an individual medical account under Code Section 401(h)(6) or 419A(d); provided, however, that Code Section 415(c)(1)(B) and Subsection 4.18(a)(2) of the Plan shall not apply to any amount treated as an Annual Addition under this paragraph;

but excluding amounts contributed by the Employer or the Participant pursuant to the provisions of Chapter 43 of Title 38 of the United States Code and Code Section 414(u) by reason of the Participant’s Qualified

Military Service, but only to the extent such amounts do not exceed (when taken into account with all other relevant contribution) the allocation limitations imposed under Code Section 415 during such period of Qualified Military Service had such contributions actually been made during such period.

Restored forfeitures, repaid distributions, rollover contributions, and loan payments shall not be treated as Annual Additions.

(2)	“Limitation Compensation” means the total of regular, overtime, bonus, and other cash compensation paid or made available to the Employee during the Plan Year for services rendered to the Employer during the Plan Year, but not including Pre-Tax Contributions made under this Plan and each other cash-or-deferred profit sharing plan maintained by the Employer (or by any Affiliate), but excluding the items listed in Treasury Regulations Section 1.415(c)-2(c) (relating to deferred compensation, stock options, and proceeds from the sale of certain securities). “Limitation Compensation” shall include elective amounts that are not includible in the gross income of the Participant by reason of Code Section 132(f)(4).

4.19 Rollover Amounts.

(a) Request for Acceptance of Rollover Contribution. Any Employee may file a written request with the Plan Administrator requesting that the Trustee accept a Rollover Contribution (as defined below) from such Employee, either directly or from the previous plan trustee. Any written request filed pursuant to this Section shall set forth the amount of such Rollover Contribution (which must be all in U.S. dollars) and a statement, satisfactory to the Plan Administrator, that such contribution constitutes a Rollover Contribution within the meaning set forth in paragraph (c) below. The Plan Administrator, in its sole discretion, shall determine whether or not such Contribution would constitute a Rollover Contribution as defined in paragraph (c) below.

(b) Rollover Account and Roth Rollover Account. Any Rollover Contribution, other than a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1), shall become part of the Trust and shall be credited to a separate fully vested Rollover Account. A direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) shall be credited to a separate fully vested Roth Rollover Account.

(c) Rollover Contribution. Except as provided in paragraph (d) below, the term “Rollover Contribution” shall mean any amount which is in U.S. dollars and is attributable to a distribution from (1), (2) or (3) below, provided such distribution constitutes an “eligible rollover distribution” as defined in Code Section 402(c)(4), but not including a distribution of after-tax contributions.

(1)	A qualified trust, as defined in Code Section 401(a).

(2)	An annuity plan described in Code Section 403(a).

(3)	A conduit individual retirement account, as defined in Code Section 408, consisting solely of assets and the income thereon which were (A) previously distributed to the Employee from another trust or annuity contract maintained as part of a plan qualified under Code Section 401(a) (other than one forming part of a plan under which the Employee was described in Code Section 401(c)(1) at the time the contributions were made on his behalf) as part of an eligible rollover distribution as defined in Code Section 402(c)(4) and which were deposited in the individual retirement account within 60 days of their receipt, and (B) are transferred directly to this Plan from the conduit individual retirement account or are transferred to this Plan within 60 days of their distribution to the Employee from the conduit individual retirement account.

(4)	Notwithstanding the foregoing, the Plan will accept a Rollover Contribution to a Participant’s Roth Rollover Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted in accordance with Code Section 402(c).

(d) Employee Contributions. In the event a contribution intended as a Rollover Contribution contains nondeductible employee contributions made under the provisions of another plan, such contributions shall be withdrawn from the Plan as soon as the mistake is detected. Any such withdrawal may be required by the Plan Administrator or requested by the Employee by providing the Plan Administrator with a written request setting forth the amount requested and a verification of the amount of such mistaken rollover.

(e) After-Tax Contributions. Notwithstanding the foregoing, no portion of any Rollover Contribution shall constitute an after-tax employee contribution that was previously contributed to another plan.

4.20 Transfer From Plans Within Control Group. The Plan Administrator may accept plan-to-plan transfers from other qualified plans sponsored by the Employer or its Affiliates to the extent that an Employee who was previously not eligible to participate in the Plan becomes an Eligible Employee under this Plan. If such a transfer is made, the Plan Administrator shall ensure that the transfer complies with the requirement of Code Section 414(1), and that the Plan complies with Code Section 411(d)(6) and Treasury Regulation Section 1.411(d)(4).

4.21 Return of Contributions.

(a) If the Commissioner of Internal Revenue Service, on timely application made after the establishment of the Plan, determines that the Plan is not qualified under Code Section 401(a), or refuses, in writing, to issue a determination as to whether the Plan is so qualified, the Employer’s contributions made on or after the date on which that determination or refusal is applicable shall be returned to the Employer. The return shall be made within one year after the denial of qualification. The provisions of this paragraph (a) shall apply only if the application for the determination is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

(b) If all or part of the Employer’s contributions to the Plan are not deductible in whole or in part under Code Section 404, then the portion of the contributions which are not deductible shall be returned to the Employer without interest but reduced by any investment loss attributable to those contributions. The return shall be made within one (1) year after contributions are made to the Plan, or if later, within one (1) year after any disallowance of deduction.

(c) If all or part of the Employer’s contributions is made on account of a mistake of fact, such amounts without interest and reduced by any investment loss, may be recoverable and placed into a forfeiture account under the Plan and shall be applied toward future Employer contributions.

(d) In the event that Pre-Tax Contributions made under Section 4.1 are returned to the Employer in accordance with the provisions of this Section 4.21, the elections to reduce Compensation which were made by Participants on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Pre-Tax Contributions so returned shall be distributed in cash to those Participants for whom those contributions were made, provided, however, that if contributions are returned under the provisions of 4.21(a) above, the amount of Pre-Tax Contributions to be distributed to Participants shall be adjusted to reflect any investment gains or losses attributable to those contributions.

ARTICLE V

PARTICIPANT ACCOUNTS; INVESTMENT FUNDS

5.1 Establishment of Participant’s Accounts. The Plan Administrator shall establish on its books for each Participant, if applicable, a Pre-Tax Contribution Account, a Roth Contribution Account, a Matching Contribution Account, a Company Annual Contribution Account, a Post-Tax Contribution Account, a Basic Contribution Account, a Rollover Account, a Roth Rollover Account and such other Accounts or subaccounts as determined by the Plan Administrator. A Participant shall be vested in such Accounts as set forth in Article VI. Each of such Accounts shall be maintained so long as there shall be a credit balance therein. Amounts held in Accounts on behalf of Employees shall remain invested, and shall be subject to all adjustments under this Article, at all times except:

(a) periods during which a change of investment election is being processed, and

(b) with respect to a distribution under Article VI, the period following the Valuation Date as of which the value of the distribution is determined.

5.2 Investment Funds. The Plan Administrator shall maintain or make available various Investment Funds in which Plan assets shall be invested according to this Article V. The number, type and identity of the available Investment Funds may be changed by the Plan Administrator, in its sole discretion, from time to time. Notwithstanding the foregoing, the Plan Administrator, in accordance with the provisions of Section 404(c) of ERISA, shall make available at all times at least three investment alternatives, each of which is diversified enough and has materially different risk and return characteristics. The investment alternatives shall enable each Participant to achieve a portfolio with aggregate risk and return characteristics appropriate for the Participant, and which allow the Participant to minimize, through diversification, the overall risk of the Participant’s portfolio. To the extent applicable, the Plan is intended to constitute a plan described in Section 404(c) of ERISA, such that fiduciaries of the Plan may be relieved of any liability for any losses that are the direct and necessary result of investment instructions given by Participants and Beneficiaries under the terms of the Plan. Subject to the provisions of Article XII, each Participant may direct the investment of his Accounts in any Investment Funds which shall be established and maintained by the Trustee subject to directions from the Plan Administrator.

5.3 Investment Election By Participants.

(a) Election. Subject to the provisions of paragraph (b) below and Article XII, the following rules apply to Participants’ elections of Investment Funds.

(1)	In General. At such time and in such manner as the Plan Administrator shall prescribe, each Participant may file with the Plan Administrator (or its designee) such Participant’s direction with respect to the investment of the Participant’s existing Accounts and the portion of future contributions to be allocated to his Accounts. All contributions and existing Account balances shall be allocated in accordance with the election then on file with the Plan Administrator (or its designee). Any investment direction given by a Participant shall be deemed to be a continuing direction until changed.

(2)	Percentage. Each Participant may elect to have the amounts in his Accounts invested in one or more of the Investment Funds, and an allocation to any Investment Fund must be in multiples of one percent. Each Participant is solely responsible for the selection of his investment options.

(3)	No Recommendation. The fact that an Investment Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

(b) Default Elections. In the event a Participant does not make a positive election of an Investment Fund for the investment of his Accounts, such Accounts shall be invested in such Investment Fund or Funds as the Company’s Investment Committee shall determine is appropriate.

(c) Change of Election.

(1)	Timing. A Participant may change his investment elections under this Section in multiples of one percent of the total amount in each Investment Fund:

(A)	with respect to Account balances as soon as practicable after any Valuation Date, and

(B)	with respect to future contributions, as soon as practicable after any Valuation Date by notifying the Plan Administrator or its designee.

(2)	Frequency. A Participant may make one change per calendar quarter affecting his existing Account balances and future allocation of contributions. The change will be effective as of the first day of the month following the month in which the change is made as long as such change is initiated before the 20th day of the month in which the Participant makes the change. If such change is made after the 20th day of a month, then the change will be effective in the second month after the change is made.

(d) Amount of Transfer Between Funds. An unlimited number of transfers may be made between Investment Funds as soon as practicable after any Valuation Date and in increments of no less than one percent, shall be based on the Participant’s interest in the Investment Funds as of the Valuation Date immediately preceding the effective date of the transfer election and the fair market value of the amount subject to the transfer election shall be determined and transferred as soon as practicable thereafter.

(e) Allocation of Withdrawal or Distribution. Any withdrawal or distribution from an Account shall be made from among the Investment Funds in the proportions that the value of each Investment Fund, as of the Valuation Date on which the withdrawal or distribution is made, bears to the aggregate of all Investment Funds as of such Valuation Date.

5.4 Plan Expenses.

(a) Investment Fees. Expenses attributable to the management and investment of each Investment Fund shall be charged against the respective fund.

(b) Administrative Expenses. All fees paid for record-keeping services performed by a third-party service provider and all reasonable expenses incurred in the administration of the Plan (including, but not limited to, the fees and compensation of auditors, accountants, and legal counsel) shall be payable by the Plan funds. To the extent not paid by the Plan, the expenses shall be paid by the Employer.

5.5 Valuations, Allocation of Investment Earnings and Losses. Accounts and Investment Funds shall be valued as of each Valuation Date. Earnings, gains, and losses (realized or unrealized) for each Investment Fund shall be allocated to the portion (“subaccount”) of a Participant’s Accounts maintained with respect to such Investment Fund, in the same ratio that the value of his subaccount bears to the sum of the values of all Participants’ subaccounts maintained with respect to such Investment Fund.

5.6 Participant Statements. Each Participant shall be furnished a statement not later than 60 days after each quarterly Valuation Date, setting forth, as of such quarterly Valuation Date, the value, if any, of each of his Accounts invested in each Investment Fund.

ARTICLE VI

VESTED PORTION OF ACCOUNTS

6.1 Vested Interest in Pre-Tax Contribution, Roth Contribution, Post-Tax Contribution, Rollover, and Roth Rollover Accounts

A Participant shall at all times be one hundred percent (100%) vested in, and have a nonforfeitable right to, his Pre-Tax Contribution Account, Roth Contribution Account, Post-Tax Contribution Account, Rollover Account, and Roth Rollover Account.

6.2 Vested Interest in Matching, Company Annual Contribution, and Basic Contribution Accounts

(a) A Participant shall have a 100% nonforfeitable interest in his Matching Contribution Account, Company Annual Contribution Account, and Basic Contribution Account upon completion of a six-month Period of Service.

(b) Upon his termination of employment, a Participant shall forfeit his interest in his Matching Contribution Account, Company Annual Contribution Account, and Basic Contribution Account to the extent not vested in accordance with this Section 6.2.

(c) Any amounts forfeited pursuant to this Article 6 shall be applied to offset administrative expenses of the Plan or to reduce Employer contributions.

ARTICLE VII

DISTRIBUTIONS AND IN-SERVICE WITHDRAWALS

7.1 Termination of Employment Other Than Death.

(a) Except as provided in subsection (b) below, a Participant who has a Termination of Employment for a reason other than death shall be entitled to receive the entire balance of his Accounts in accordance with the provisions of Section 7.3, subject to Article XII. Additionally, effective January 1, 2009, a Participant who is on active military duty for more than 30 days as defined in the Heroes Earnings Assistance and Relief Act of 2008 may elect to receive a distribution from his Pre-Tax Contributions Account; provided, however that such Participants may not make any Pre-Tax Contributions or other employee contributions for 6 months following such a withdrawal.

(b) The following rule shall apply to a Participant with respect to whom assets were transferred to this Plan from the former NCBCAP or from the former CBCAP. Any such assets will be held in a separate Account for such Participant and will be vested (and subject to forfeiture) in the same manner as if such assets remained in the former NCBCAP or the former

CBCAP, as appropriate, taking into account periods of participation in this Plan as service for determining the vested percentage of such Account under the former NCBCAP and former CBCAP. Upon such Participant’s termination of employment, he shall be entitled to a distribution of the then-vested portion of the assets allocated to such Account in accordance with the requirements of Section 7.3, subject to the provisions of Article XII. For purposes of this Section 7.1(b), the vesting and forfeiture provisions of Article VI of the former NCBCAP and Article VI of the former CBCAP are incorporated herein by reference.

7.2 Distribution Upon Death of Participant.

(a) Death Prior to Annuity Starting Date. In the event of a Participant’s death prior to such Participant’s Annuity Starting Date, a distribution of the value of the Participant’s Account shall be made to such Participant’s Beneficiary. The Beneficiary may elect either of the payment options under Subsection 7.3(a). Distribution shall be made or commence as soon as practicable after the Valuation Date that authorized distribution directions are received by the Trustee; provided, however, that if the designated Beneficiary is the Participant’s surviving spouse, the payment or commencement of the benefit under this Section need not occur until the end of the calendar year in which the Participant would have attained age 70-1/2.

(b) Death After Annuity Starting Date. In the event of a Participant’s death after such Participant’s Annuity Starting Date, any benefit payable because of such Participant’s death shall be determined in accordance with the method of distribution in effect under Section 7.3 below.

7.3 Form and Timing of Distributions.

(a) Form. Whenever a Participant’s Accounts become distributable pursuant to Sections 7.1 or 7.2 hereof to such Participant or such Participant’s designated Beneficiary, distribution of such Accounts shall be made by the payment of the amount distributable under whichever of the following options the Participant or such Participant’s designated Beneficiary may elect:

Option A.	One lump sum payment.

Option B.	Cash payments in approximately equal monthly, quarterly, semiannual or annual installments on a declining balance, fixed dollar amount or life expectancy basis, as selected by the Participant. Life expectancy payments are determined by automatically recalculating the appropriate life expectancies (i.e., of the Participant or the Participant and his spouse) on an annual basis. Each installment shall be made in any amount determined by the Plan Administrator based upon the Participant’s distribution election.

(b) Cash. Payment of the benefit under Section 7.1 or 7.2 shall be made in cash.

(c) Small Amounts. Notwithstanding the foregoing, if payments have not commenced under Option B described above, the Participant has not made any election as to the form and timing of distribution within one hundred eighty (180) days of the distributable event and the Participant’s Accounts to be distributed to the Participant or the Participant’s Beneficiary does not exceed $1,000, the Plan Administrator shall direct the Trustee to distribute such Accounts in one lump sum payment as soon as practicable after the Valuation Date that authorized distribution directions are received by the Trustee.

(d) Timing. If, during any Plan Year the amount standing to the credit of a Participant’s Accounts becomes distributable pursuant to Sections 7.1 or 7.2, the Plan Administrator, subject to paragraph (c), shall direct that distribution of the Participant’s Accounts be commenced as of the Valuation Date that authorized distribution directions are received by the Trustee and that any additional amount credited to a Participant for the Plan Year of Termination of Employment or death be distributed at such later time as that amount is ascertained, unless the Participant or the designated Beneficiary of a deceased Participant directs the Plan Administrator to postpone such distribution until such time after the close of such Plan Year when the amount allocable to the Accounts of such Participant for such Plan Year shall have been ascertained.

(e) Deferral to Age 70-1/2 After Termination of Employment. If the amount of a Participant’s Accounts to be distributed after the Participant’s termination of employment for reasons other than death exceeds $1,000, the Participant may elect to commence the distribution of his Accounts at any time after such termination of employment; provided that, in the absence of any such election, such Accounts shall be distributed in a lump sum as of the first day of April following the calendar year during which the Participant attains age 70-1/2 or dies, whichever occurs earlier.

(f) Investment During Deferral Period. Account balances remaining in the Plan after the Participant’s Termination of Employment shall be invested in the accordance with Section 5.3 of the Plan.

(g) Direct Rollover to Another Plan or IRA. The Plan Administrator shall establish procedures under which a Participant, Beneficiary who is the surviving spouse of the Participant, or alternate payee (under Article XII) who is the spouse or former spouse of the Participant, and who is entitled to receive a distribution which is an Eligible Rollover Distribution (as defined in Code Section 402(f)(2)(A)) may authorize a direct rollover pursuant to Code Section 401(a)(31) and the regulations thereunder to an Eligible Retirement Plan (as defined in Code Section 402(c)(8)(B)) of such distribution; provided, however, that a direct rollover by a Participant of his Roth Contribution Account or Roth Rollover Account shall be made only to another designated Roth account of the Participant (as defined in Code Section 402A(b)(2)(a)) or a Roth IRA. A distributee may not elect a direct rollover with respect to his Eligible Rollover Distributions during a year if such Eligible Rollover Distributions are reasonably expected to total less than $200. Any distribution from a Participant’s Roth Contributions Account and Roth Rollover Account shall not be taken into account in determining whether distributions from the Participant’s other Accounts are reasonably expected to total less than $200 during a year. In addition, the Plan will not provide for a direct rollover of distributions from a Participant’s Roth Contribution Account and Roth Rollover Account if the amount of the distributions from those accounts that are Eligible Rollover Distributions are reasonably expected to total less than $200 during a year.

For the purposes of this Section 7.3, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

The Plan Administrator shall also establish procedures under which a nonspouse Beneficiary of a Participant who is entitled to receive a distribution that is an Eligible Rollover Distributions (as defined in Code Section 402(f)(2)(A)) may authorize a direct rollover pursuant to Code Section 402(c)(11) and the regulations thereunder to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract) of such distribution.

7.4 Time of Payments. Notwithstanding any other provision of the Plan to the contrary:

(a) Basic Rule. Unless the Participant otherwise elects in writing, distribution to such Participant shall be made (or shall commence) not later than the sixtieth day after the close of the Plan Year in which occurs the latest of the following events:

(1)	the Participant attains age 65;

(2)	the Participant attains the tenth anniversary of the date on which the Participant became a Participant under the Plan; or

(3)	the Participant’s Termination of Employment.

(b) Required Distribution Date. Notwithstanding anything to the contrary in this Article VI, payment of all benefits to a Participant who is a “5 percent owner” (as defined in Code Section 416(i)(1)(B)(i)) shall be made by April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 regardless of whether he is still employed by the Employer. In the case of a Participant who is not a 5 percent owner, the Participant’s entire interest in the Plan shall be paid or commenced not later than April 1 following the later of the calendar year in which such Participant attains age 70-1/2 or terminates his employment, subject to the following:

(1)	a Participant who attained age 70-1/2 on or before December 31, 1987 and who was not a 5 percent owner at any time during the Plan Year ending with or within the calendar year in which such individual attains age 66-1/2 or during any subsequent Plan Year, may delay commencement of benefit distribution until April 1 of the calendar year following the calendar year in which occurs the later of (i) Termination of Employment or (ii) attainment of age 70-1/2; and

(2)	Notwithstanding any other provision of this Plan to the contrary, the following shall apply, subject to the terms of an election made pursuant to Section 242 of the Tax Equity and Fiscal

Responsibility Act of 1982, as amended. The entire interest of a Participant shall be distributed commencing not later than April 1 following the later of the calendar year in which the Participant attains age seventy and one-half (70-1/2), or the calendar year in which the Participant retires, provided, that in the case of a Participant who is a 5 percent owner (as defined in Code Section 416(i)(1)(B)) at any time during the 5-Plan Year period ending in the calendar year in which the Participant attains age 70-1/2, such distribution shall commence not later than the April 1 following the calendar year in which the Participant attains such age. If the Participant becomes a 5 percent owner in any year after attaining age 70-1/2, the distribution shall commence as of the April 1st following the year in which the Participant becomes a 5 percent owner. To the extent the application of this Section 7.4(b) has the effect of eliminating the right of any individual to begin receiving distributions upon attaining age 70-1/2 while employed, such elimination shall be imposed in a manner provided under regulations promulgated by the Secretary of the Treasury to avoid incurring a cut-back of benefits under Code Section 411(d)(6).

7.5 Minimum Distribution Requirements. The requirements of this Section 7.5 shall take precedence over any inconsistent provisions of the Plan. All distributions required under this Section shall be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9). The Participant’s entire interest shall be distributed, or begin to be distributed, no later than the Participant’s Required Beginning Date.

(a) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest shall be distributed, or begin to be distributed, no later than as follows:

(1)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, distributions to the surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2 , if later.

(2)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this paragraph (a), other than subparagraph (1) above, shall apply as if the surviving spouse were the Participant.

For purposes of this paragraph (a) and paragraph (c), unless subparagraph (4) above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subparagraph (4) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph (1) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph (1) above), the date distributions are considered to begin is the date distributions actually commence.

Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions shall be made in accordance with paragraphs (b) and (c) below. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.

(b) Required Minimum Distributions During Participant’s Lifetime. During the Participant’s lifetime, the minimum amount that shall be distributed for each Distribution Calendar Year is the lesser of:

(1)	the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

Required minimum distributions shall be determined under this paragraph (b) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(c) Required Minimum Distributions After Participant’s Death. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in paragraph (c) above.

(d) Definitions. For purposes of this Section 7.5, the following definitions shall apply:

(1)	“Designated Beneficiary” means the individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(2)	“Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under paragraph (a) above. The required minimum distribution for the Participant’s first Distribution Calendar Year shall be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, shall be made on or before December 31 of that Distribution Calendar Year.

(3)	“Life Expectancy” is computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(4)	“Participant’s Account Balance” means the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(5)	“Required Beginning Date” means the date specified in Section 7.4 of the Plan when distributions under Code Section 401(a)(9) are required to begin.

7.6 Withdrawals from Rollover, Roth Rollover and Post-Tax Contribution Accounts. Subject to the provisions of Article XII and Section 7.10, a Participant may at any time withdraw the amounts credited to his (i) Rollover Account, (ii) Roth Rollover Account and/or (iii) Post-Tax Contribution Account as selected by the Participant.

7.7 Withdrawals After Attaining Age 59-1/2.

Subject to the provisions of Article XII and Section 7.10, a Participant may withdraw all or any part of the amount in his Pre-Tax Contributions Account, Matching Contributions Account, Basic Contributions Account, Company Annual Contributions Account, or any other Account prior to Termination of Employment; provided, that the in-service withdrawal from any such Accounts may be made after the date on which the Participant attains age 59-1/2.

7.8 Hardship Withdrawals.

(a) General Rule. Subject to the provisions of Article XII and Section 7.10(c), during employment with the Employer a Participant who has not attained age 59-1/2 may withdraw all or any part of his Post-Tax Contribution Account, Rollover Account, Matching Contribution Account, Basic Contribution Account, Company Annual Contribution Account, Pre-Tax Contribution Account and Roth Contribution Account (except that portion of his Pre-Tax Contribution Account and Roth Contribution Account which represents earnings on contributions credited to such accounts) and each other Account, but such a withdrawal shall be available only upon a determination by the Plan Administrator that the Participant has suffered an immediate and heavy financial need and that the distribution is necessary to meet the need created by such hardship.

(b) Immediate and Heavy Financial Need. A withdrawal pursuant to this Section 6.8 will be deemed to be made on account of an immediate and heavy financial need of a Participant only if the withdrawal hereunder is on account of:

(1)	Payment of expenses for (or amounts necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income), or payment of medical expenses described in Code Section 213(d) incurred by the Participant’s primary beneficiary;

(2)	Payment of costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3)	Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve months of post-secondary education for the Participant or the Participant’s spouse, children, dependents or primary beneficiary;

(4)	Payments necessary to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage on that residence;

(5)	Payment for burial or funeral expenses for the Participant’s deceased parent, spouse, children, dependents or primary beneficiary;

(6)	Payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); and

(7)	Such other deemed financial needs as are published from time to time by the Commissioner of Internal Revenue as “deemed” immediate and heavy financial needs.

For this purpose, a Participant’s “primary beneficiary” shall be the individual named by the Participant as his Beneficiary in accordance with Section 3.4 and who has an unconditional right to all or a portion of the Participant’s account balances under the plan upon the death of the Participant. A Participant’s “dependent” shall be a dependent as defined in Code Section 152, determined without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B).

(c) Distribution Necessary to Satisfy Financial Need. A withdrawal pursuant to this Section 6.8 will be deemed necessary to satisfy an immediate and heavy financial need if all of the following requirements are satisfied:

(1)	The withdrawal is not in excess of the immediate and heavy financial need. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(2)	The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer and all Affiliates.

(3)	The Participant shall not be permitted to elect to have Pre-Tax Contributions or Post-Tax Contributions contributed to the Plan or any other plan maintained by the Company or an Affiliate for a period of 6 months following the receipt of the hardship distribution. For purposes of the preceding sentence, other plans shall include all qualified and non-qualified plans of deferred compensation maintained by the Company or an Affiliate, other than the mandatory employee contribution portion of a defined benefit plan or a health or welfare plan, including a plan covered by Code Section 125.

(d) Hierarchy of Hardship Distribution. A hardship distribution taken under this Section 6.8 shall be taken from the available amounts in the Participant’s Accounts in the following order, to the extent necessary:

(1)	Post-Tax Contribution Account,

(2)	Rollover Account,

(3)	Basic Contribution Account,

(4)	Matching Contribution Account,

(5)	Company Annual Contribution Account,

(6)	Pre-Tax Contribution Account (limited, as set forth above),

(7)	Roth Contribution Account (limited, as set forth above),

(8)	Roth Rollover Account, and

(9)	Each other Account subject to all spousal consent requirements set forth under Code Sections 401(a)(11) and 417 and the regulations promulgated thereunder).

7.9 Qualified Reservist Withdrawals.

A Participant who is, by reason of being a member of a reserve component (as defined in section 101 of title 37 of the United States Code), ordered or called to active duty for a period in excess of 179 days or for an indefinite period after September 11, 2001 may request a withdrawal of all or any part of his or her Pre-Tax Contributions, Roth Contributions, Catch-Up Contributions and Roth Catch-Up Contributions, but not the earnings attributable to such amounts. Such withdrawal may be made no earlier than the date of such order or call and no later than the close of the active duty period. In the event that a Participant makes a Qualified Reservist Withdrawal, he shall not be permitted to elect to have Pre-Tax Contributions or Post-Tax Contributions contributed to the Plan or any other plan maintained by the Company or an Affiliate for a period of 6 months following the receipt of the Qualified Reservist Withdrawal. For purposes of the preceding sentence, other plans shall include all qualified and non-qualified plans of deferred compensation maintained by the Company or an Affiliate, other than the mandatory employee contribution portion of a defined benefit plan or a health or welfare plan, including a plan covered by Code Section 125.

7.10 Provisions Applicable to All Withdrawals.

(a) General. Payment of a withdrawal under Sections 6.6, 6.7, 6.8, and 6.9 shall be made as soon as practicable after the Valuation Date that authorized distribution directions are received by the Trustee.

(b) Allocation Among Investment Funds. All withdrawals shall be made in cash and shall be allocated proportionately from each Investment Fund in which the Participant’s Accounts are invested. Account balances available for withdrawal shall be valued as soon as is practicable following the date such notice of withdrawal is delivered to the Plan Administrator.

(c) Reduction for Loans. Notwithstanding anything in Sections 7.6, 7.7, 6.8, 6.9 or this Section 6.10 to the contrary, if a Participant has a loan outstanding under Article VII, then such Participant may not withdraw any amount from his Accounts which will cause the outstanding Account balance to be less than two hundred percent (200%) of the then outstanding loan balance.

ARTICLE VIII

LOANS

8.1 Plan Administrator Authorized to Make Loans. Upon the written application of an eligible Participant at least 30 days (or such lesser number of days as the Plan Administrator, in its sole discretion, may determine) before the date on which the Participant desires the loan to be made, the Plan Administrator may direct the Trustee to make a cash loan to the Participant. A Participant is eligible to apply for a loan if the Participant is an Eligible Employee or if the

Participant is a former Eligible Employee and a “party in interest” within the meaning of Section 3(14) of ERISA. The terms of a loan shall be determined by the Plan Administrator, subject to the provisions of this Article and Section 13.6 (regarding Qualified Domestic Relations Orders). Loans shall be granted on a reasonably equivalent basis, taking into account an applicant’s creditworthiness. Any loans made under this Article VII shall be made as of any business day and the maximum amount of such loan shall be based upon the valuation of the Participant’s Accounts as of the Valuation Date immediately preceding the date of such loan.

8.2 Amount and Frequency.

(a) Minimum Loan. The minimum amount of any loan shall be $1,000.

(b) Maximum Amount of Loan. The maximum amount of any loan together with the amount outstanding on the date of the loan from any other loans under this Plan shall not exceed the lesser of:

(1)	$50,000 reduced by the excess (if any) of:

(A)	the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date the loan is made, over

(B)	the outstanding balance of loans from the Plan on the date on which the loan is made, or

(2)	One half of the vested balance of the Participant’s Accounts.

If a Participant is also covered under another plan maintained by the Employer or a Nonparticipating Affiliate which meets the requirements of Code Sections 401(a) and 501(a), the limitations of paragraphs (a) and (b) shall be applied as though all such plans are one plan.

(c) Frequency. No more than two loans per Participant may be outstanding at any time; provided, however, that no more than one loan may be outstanding at any time with respect to a Participant who is working at the following location or is included in the following classification:

(1)	The Calvert City, Kentucky facility who are paid on an hourly basis and who are members of the collective bargaining unit covered by an agreement between the Employer and the International Association of Machinists and Aerospace Workers Lodge #1720.

(2)	Individuals who are under the Employer’s long-term disability program.

8.3 Interest. Each loan shall bear such reasonable rate of interest as the Plan Administrator may determine. In determining such rate of interest, the interest rate being charged by persons in the business of lending monies for loans made under similar circumstances shall be considered. The rate shall be determined by the trustee as of the first business day of each calendar month.

8.4 Term. Loans shall be for the period requested by the Participant but shall not exceed five years (nor shall extend for a term of less than 12 months), except that a loan for the purpose of acquiring a dwelling unit which is to be used as the principal residence of the Participant shall not be limited to five years but shall be limited to a reasonable period of time as determined by the Plan Administrator in its sole discretion.

8.5 Repayment.

(a) Loans shall be repaid in substantially equal installments, at least quarterly, representing a combination of interest and principal, sufficient to amortize the loan during its term. Repayment shall commence as soon as practicable after the loan is made.

(b) Payments by active Employees shall be made through payroll withholding or other means acceptable to the Plan Administrator in its sole and absolute discretion.

(c) Only the entire principal amount of the loan may be prepaid at any time without premium or penalty, together with accrued or unpaid interest on the amount as of the date of prepayment; provided, however, an Employee may accelerate the repayment of his or her outstanding loan by paying additional principal on the outstanding loan amount. The minimum amount of additional principal paid shall be $500, unless the total outstanding principal amount of the loan is less than $500, in which case the entire outstanding principal amount must be repaid. Irrespective of the number of loans outstanding at any time, a Participant may only make one payment of additional principal under this Subsection (c) during the first six months of each calendar year and one payment of additional principal during the second six months of the calendar year.

8.6 Loan Treated As Participant’s Investment.

(a) Loan proceeds shall be paid from the Participant’s Account. A promissory note of the same face value shall then be credited as an asset of the Participant’s Account.

(b) The principal amount of each loan shall be charged to the following Accounts of the Participant in the following order to the extent of the balance in each of the Accounts on the date the loan is made: (1) Pre-Tax Contribution Account, (2) Matching Contribution Account, (3) Basic Contribution Account, (4) Post-Tax Contribution Account, (5) Rollover Account, (6) Roth Contribution Account, (7) Roth Rollover Account, (8) Company Annual Contribution Account and (9) all other Accounts (subject to the spousal consent requirements set forth under Code Sections 401(a)(11) and 417 and the regulations promulgated thereunder).

(c) Repayments received by the Trustee shall be transferred, as soon as practicable, to the above described Accounts in the proportion to the principal amount that remains charged thereto and shall first be applied to reduce accrued and unpaid interest.

8.7 Documents. Unless otherwise permitted pursuant to procedures established by the Plan Administrator, no loan under this Article shall be made until the Participant has completed the appropriate form and submitted to the Plan Administrator the following:

(a) A loan application setting forth the desired amount and the term of the loan, and all such other information or documentation as the Plan Administrator may require.

(b) A promissory note designating the Plan as payee, stating the amount, term, repayment schedule, interest rate and other terms and conditions consistent with this Article.

(c) A Participant’s written authorization and direction that the Employer shall withhold each payroll period, and remit to the Trustee, the installment amounts determined under Subsection 8.5(a). This paragraph shall not apply to Participants who are former Employees and “parties in interest” within the meaning of Section 3(14) of ERISA.

(d) A written security agreement granting a conditional security interest in the borrowing Participant’s Account, in an amount equal to the principal of the loan at the time the loan is originated to the Plan as security for repayment of the loan.

8.8 Default. If a Participant fails to make payment on a loan by the last day of the calendar quarter following the calendar quarter in which such payment was due, or in the event of the Participant’s Termination of Employment with the Employer (“Termination of Employment” not including the period an Employee is receiving salary continuation pursuant to the Employer’s severance policy), the Plan Administrator may declare the loan to be in default, in which case the entire unpaid balance shall become due and payable. The Trustee may pursue collection of the debt by any means generally available to a creditor where a promissory note is in default. If the entire amount due is not paid by the Participant by the last day of the calendar quarter following the calendar quarter in which such amount was due and if the Participant has either attained age 59-1/2, or has had a Termination of Employment with the Employer, the Trustee may exercise its security interest by reducing the Participant’s Accounts by the amounts due and by amounts withheld for the payment of taxes payable in connection with such reduction. Upon such exercise the note shall be canceled to the extent of such reduction. Notwithstanding the above, the Employee shall be permitted to suspend the repayment of his loan during any period during which he is engaged in Qualified Military Service.

ARTICLE IX

ADMINISTRATION OF THE PLAN

9.1 Plan Administrator. The Company shall be the Plan Administrator of the Plan, within the meaning of Section 3(16) of ERISA. The Board of Directors of the Company may appoint one or more individuals, persons or committees to act on its behalf as Plan Administrator and may delegate to such individuals, persons or committees its fiduciary and administrative duties and powers under the Plan, which appointments and delegations shall be set forth in writing. The Plan Administrator shall have the sole discretionary authority to determine eligibility for Plan benefits and to construe the terms of the Plan, including the making of factual determinations. Any decision of the Plan Administrator shall be final, conclusive and binding. The Plan Administrator has sole discretionary authority to grant or deny benefits under the Plan.

Benefits under this Plan shall be paid only if the Plan Administrator decides, in its sole discretion, that the applicant is entitled to them.

9.2 Allocation of Fiduciary Responsibility. The Company and the Plan Administrator shall be named fiduciaries within the meaning of Section 402(a)(2) of ERISA with respect to the Plan. However, the Company, Plan Administrator, and Trustee shall have only those specific powers, duties, responsibilities, and obligations as are specifically given to them under this Plan or the Trust Agreement. Except as otherwise provided by the Board, the Company shall have the sole authority to determine the funding medium for the Plan; to appoint and remove the Trustee, the Plan Administrator members, and any investment manager (as defined in ERISA Section 3(38)); and (subject to Section 10.1) to amend or terminate the Plan, in whole or in part. The Plan Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in this Plan. The Trustee shall have the sole responsibility for the safekeeping of the assets of the Plan held by it under the Trust agreement. The Company, Plan Administrator, and any investment manager appointed by the Company shall have the sole responsibility for the management of the assets of the Plan.

9.3 Powers and Duties.

(a) General. Except for the authority and duties expressly given to the Trustee, the Company, or any investment manager under the Plan, the Plan Administrator shall control and manage the operation and administration of the Plan in accordance with its terms and purpose and shall have all discretion and powers necessary to do so, including, but not limited to, the following:

(1)	to construe and interpret provisions of the Plan and to make all factual determinations relevant to the Plan;

(2)	to decide all questions of eligibility for Plan participation and for the distribution of benefits;

(3)	to provide appropriate parties, including government agencies, with such returns, reports, schedules, descriptions, and individual statements as are required by law within the times prescribed by law; and to furnish to the Employers, upon request, copies of any or all such materials; and, further, to make copies of such instruments, reports, and descriptions as are required by law available for examination by Participants and such of their Beneficiaries who are or may be entitled to benefits under the Plan in such places and in such manner as required by law;

(4)	to obtain from the Company, Employers, Employees, and the Trustee such information as shall be necessary for the proper administration of the Plan;

(5)	to determine the amount, manner, and time of distribution of benefits hereunder, and to pay benefits, in its discretion, only if it believes the claimant is entitled to them;

(6)	subject to the approval of the Company, only as to any additional expense, to appoint and retain such agents, counsel, and accountants deemed necessary for the proper administration of the Plan and, when required to do so by law, to engage an independent qualified public accountant to audit the Plan’s operations and financial statements;

(7)	to communicate to the Trustee in writing all necessary information to carry out the terms of the Plan and the Trust Agreement;

(8)	to notify the Trustee in writing of the termination of the Plan or the complete discontinuance of Employer deposits;

(9)	to direct the Trustee to make distribution to each Participant and Beneficiary in accordance with Article VII; and

(10)	to do such other acts and adopt such rules reasonably required to administer the Plan in accordance with its provisions or as may be provided for or required by law.

The Plan Administrator shall have no authority or responsibility other than as is granted in the Plan, or as is imposed as a matter of law, and shall discharge its duties hereunder solely in the interest of Participants and their Beneficiaries and for the exclusive purpose of providing benefits to said Participants and their Beneficiaries. The Company shall furnish the Plan Administrator with all information available to the Company which the Plan Administrator may reasonably require in order to perform its functions hereunder. Except as otherwise provided in ERISA, in administering the Plan neither the Plan Administrator nor any person to whom the Plan Administrator may delegate any duty or power shall be liable for any act or omission, except for its or his own gross negligence or willful misconduct. Except as otherwise provided in ERISA, the Plan Administrator shall not be personally liable under any contract, or any bond made by him or on his behalf as the Plan Administrator, or for any mistake of judgment made by him or on his behalf as the Plan Administrator, or for any loss not resulting from his own gross negligence or willful misconduct. The decisions made by Plan Administrator with respect to the Plan shall be final, binding and conclusive as to all parties, except to the extent such decision is arbitrary and capricious.

(b) Delegative Powers. Any and all acts and decisions of the Plan Administrator shall be carried out by at least a majority of the then members; but the Plan Administrator may delegate the authority to sign notices or other documents on its behalf or to perform ministerial acts for it, in which event the Trustee and any other person may accept such notice, document, or act without question as having been authorized by the Plan Administrator.

(c) Recordkeeping. The Plan Administrator may, but need not, call or hold formal meetings, and any decisions made or action taken pursuant to written approval of a majority of the then members shall be sufficient. The Plan Administrator shall maintain adequate records of its decision, which records shall be subject to inspection by the Employers and any Participant, but only to the extent that they apply to such Participant. All provisions of the Plan and the obligations of the Company, the Plan Administrator, and the Trustee concerning reporting, record keeping, and disclosure of information in connection with the Plan shall be subject to ERISA, including orders, rules, and regulations issued thereunder.

(d) Limitation of Powers. Notwithstanding any provisions to the contrary herein, the Plan Administrator shall not vote or act upon a dispute or question as to meaning, interpretation, or application of any provision hereof having a direct effect upon its own Accounts. In such case, all questions pertaining to such Accounts shall be decided by any other person, or persons, designated by the Board, acting without the Plan Administrator, in such a manner as not to discriminate in favor of the Plan Administrator. The Plan Administrator, however, shall have the same right to review as other Participants in accordance with Section 9.5.

9.4 Payment to Minors. If the Beneficiary of any Participant shall be a minor, the Plan Administrator shall be fully protected in directing the Trustee to make any payment required to be made to such minor to any person who shall be a custodian for such minor under the provisions of the Uniform Gifts to Minors Act in effect in the state in which such minor shall reside at the time of such payment.

9.5 Claims Procedure.

(a) General. All claims for benefits and for the determination of the qualified status of a Domestic Relations Order under this Plan shall be filed in writing with the Plan Administrator in accordance with such procedures as the Plan Administrator shall reasonably establish. If any claim under the Plan is wholly or partially denied, the following procedure shall apply.

(b) Notice of Denial. The claimant shall be given notice in writing of such denial within 90 days after receipt of the claim, setting forth the following information:

(1)	the specific reason or reasons for the denial;

(2)	specific reference to specific Plan provisions on which the denial is based;

(3)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(4)	an explanation that a full and fair review by the Plan Administrator of the decision denying the claim may be requested by the claimant or his authorized representative by filing with the Plan Administrator, within 60 days after such notice has been received, a written request for such review;

(5)	an explanation that if such request is so filed, the claimant or his authorized representative may review relevant documents and submit issues and comments in writing within the same 60-day period specified in paragraph (4) above; and

(6)	a statement that the claimant has the right to bring civil action under ERISA Section 502(a) following a denial upon appeal.

(c) Extension of Time for Notice of Denial. If special circumstances require an extension of time beyond the 90-day period, the claimant shall be so advised in writing within the initial 90-day period. In no event shall such extension exceed an additional 90 days.

(d) Time of Plan Administrator Decision on Appeal. The decision of the Plan Administrator regarding an appeal shall be made promptly, and not later than 60 days after the Plan Administrator’s receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, specific references to the pertinent Plan provisions on which the decision is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the claimant’s claim, an explanation of the voluntary appeal procedures offered by the Plan, if any, and a statement that the claimant has the right to bring civil action under ERISA Section 502(a) following a denial upon appeal.

(e) Exhaustion of Remedy. No claimant shall institute any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, for a claim for benefits under the Plan, until he has first exhausted the procedures set forth in this Section.

9.6 Indemnity for Liability. To the maximum extent allowed by law and to the extent not otherwise indemnified, the Company shall indemnify all Employees involved in the design, administration, or operation of the Plan against any and all claims, losses, damages, expenses, including counsel fees, incurred by such persons and any liability, including any amounts paid in settlement with the Company’s approval, arising from such person’s action or failure to act.

9.7 Plan Administrator Charter. Notwithstanding any other provision of this Plan to the contrary, in the event the Company adopts a charter for the creation and operation of the Plan Administrator, the terms of such charter shall control and supersede any conflicting provision contained in this Plan.

ARTICLE X

AMENDMENT; TERMINATION; MERGER

10.1 Right to Amend or Terminate. The Company reserves the right at any time and from time to time to amend this Plan, or discontinue or terminate the Plan; provided, however, that except as provided in Sections 4.18 and 10.2, the Company shall have no power to amend or terminate this Plan in such manner as would cause or permit any of the Trust assets to be diverted to purposes other than for the exclusive benefit of the Employees of the Employer or their Beneficiaries or would cause any reduction in the amount theretofore credited to any Participant or would cause or permit any portion of the Trust assets to revert to or become the property of the Company. The Board may delegate its authority to amend or terminate the Plan to any individual, person or committee, by adoption of an authorizing resolution or charter.

10.2 Amendment for Tax Exemption. The Company reserves the right to amend this Plan in such manner as may be necessary or advisable so that said Plan may continue to qualify as a qualified employee benefit plan under the provisions of the Code as now in force or as it may hereafter be changed or amended, and any such amendment may be made retroactively.

10.3 Mergers; Consolidations; Transfers of Assets. The Plan shall not be merged or consolidated with, nor shall any of its assets or liabilities be transferred to, another plan unless, immediately after such merger, consolidation or transfer, each Participant and Beneficiary shall be entitled to receive a benefit which is at least as large as the benefit he would have been entitled to receive if the Plan had been terminated immediately prior to such merger, consolidation, or transfer.

ARTICLE XI

LEASED EMPLOYEES

11.1 Treatment of Leased Employees Under the Plan.

(a) Eligibility. Solely for purposes of determining when an individual is eligible to participate in the Plan, hours of service as a Leased Employee (as defined below) shall be treated as Hours of Service as an Employee.

(b) Limitation on Annual Additions. For purposes of determining the maximum Annual Additions which may be contributed to this Plan on behalf of a Leased Employee for any Plan Year:

(1)	any contributions or benefits which are provided under a plan maintained by a Leasing Organization (as defined below) and which are attributable to an individual’s service as a Leased Employee performed for the Employer or a Related Person (as defined below) shall be treated as provided by the recipient of such services, and

(2)	Limitation Compensation shall include the amounts specified in Section 4.18(b)(2) which are received by the individual for his service as a Leased Employee.

(c) Eligibility to Participate. A Leased Employee shall not be eligible to become a Participant under the Plan unless and except to the extent that he shall qualify as an Eligible Employee without regard to the provisions of this Article X.

11.2 Service Not Counted. This Article X shall not apply to any Leased Employee for the entire period during which such individual is covered by a Leasing Organization Pension Plan (as defined below), unless Leased Employees constitute more than 20 percent of the Employer’s Non-highly Compensated Work Force (as defined below).

11.3 Definitions. For purposes of this Article:

(a) “Leased Employee” shall mean any individual who provides services for the Employer if:

(1)	such services are provided pursuant to an agreement between the Employer and a Leasing Organization;

(2)	the individual providing the services is directly supervised by the service recipient;

(3)	such individual is not a common law employee of the Employer; and

(4)	such individual has performed such services as a Leased Employee for the Employer and any Related Person on a substantially full-time basis for a period of at least one year.

For purposes of the preceding sentence, an individual is considered to have performed services on a substantially full-time basis for a period of at least one year if during any consecutive 12-month period such person has either:

(A)	performed at least 1,500 Hours of Service for the Employer and any Related Person (as defined below), or

(B)	performed services for the Employer and any Related Person for a number of hours of service at least equal to 75 percent of the number of hours customarily performed by a common law employee of the Employer or Related Person in the particular position.

(b) “Leasing Organization” shall have the same meaning as under Code Section 414(n)(2)(A).

(c) “Leasing Organization Pension Plan” shall mean a plan maintained by a Leasing Organization which with respect to the Leased Employee:

(1)	is a money purchase pension plan with a nonintegrated Employer contribution rate of at least ten percent,

(2)	provides for immediate participation and for full and immediate vesting, and

(3)	provides for immediate participation for each Leased Employee (other than Leased Employees who perform substantially all of their services for the Leasing Organization and Leased Employees whose compensation (within the meaning of Code Section 414(n)(5)(C)(iii)) from the Leasing Organization is less than $1,000 in each Plan Year during the four-plan-year period ending with the Plan Year for which a determination is being made).

(d) “Related Person” shall have the meaning in Code Section 144(a)(3).

(e) “Non-highly Compensated Work Force” shall have the meaning in Code Section 414(n)(5)(C)(ii).

11.4 Construction. The purpose of this Article X is to comply with the provisions of Code Section 414(n). All provisions of this Article shall be construed consistently therewith, and, without limiting the generality of the foregoing, no individual shall be treated as a Leased Employee except as required under such Code Section 414(n).

ARTICLE XII

TOP-HEAVY PLAN PROVISIONS

12.1 General Rule. In the event that the Plan becomes top-heavy, or is a member of a top-heavy group, the provisions of this Article shall apply.

12.2 When Plan is Top-Heavy. The Plan shall be top-heavy for a Plan Year if, as of the Determination Date (as defined below), the aggregate of the Account balances of Key Employees (as defined below) under the Plan exceeds 60 percent of the aggregate of the Account balances of all Employees under the Plan. For purposes of this Section and Section 12.3:

(a) Account balances shall include the aggregate amount of any distributions (including distributions from terminated plans) made with respect to the Employee during the one-year period ending on the Determination Date and any contributions due but unpaid as of said determination date, and

(b) the Account balance of any individual who has not performed services for the Employer or the Affiliates at any time during the five-year period ending on the Applicable Determination Date shall not be taken into account.

The determination of the foregoing ratio shall be made in accordance with Code Section 416(g), which is incorporated herein by this reference. Notwithstanding the foregoing, the Plan shall not be top-heavy if it is part of an affiliation group of plans, as defined in Subsection 12.3(a), that is not a top-heavy group.

Notwithstanding the foregoing, if a Participant or former Participant has not performed any service for any Employer of the Affiliates at any time during the one (1) year period ending on the Determination Date, the present value of the cumulative accrued benefits for such Participant or former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top-Heavy Plan. In the case of a distribution made for a reason other than Service, death or disability, this provision shall be applied substituting “five (5) year period” for “one (1) year period.”

12.3 When Plan is in Top-Heavy Group. A Plan is a member of a top-heavy group with respect to a Plan Year if, as of the Determination Date, it is part of an affiliation group of plans which is top-heavy. For purposes of this Section:

(a) An affiliation group of plans includes all plans qualified under Code Section 401(a) which are maintained by the Employer or an Affiliate and (1) in which a Key Employee is a Participant or (2) which enables any other plan described in paragraph (1) to meet the requirements of Code Section 401(a)(4) or 410.

(b) An affiliation group of plans shall be a “top-heavy group” with respect to a Plan Year if, as of the Determination Date, the sum of:

(1)	the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group, and

(2)	the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all Employees covered under the affiliation group of plans. In making this determination, the provisions of Section 12.2 (other than the first sentence thereof) shall be applicable. For purposes of this Article, if a Participant in a defined benefit plan is a Non-key Employee, the Plan Administrator will determine the Participant’s accrued benefit under the accrual method, if any, which is applicable uniformly to all defined benefit plans maintained by the Employer or any Affiliate or, if there is no such uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code Section 411(b)(l)(C).

12.4 Minimum Contribution. For each Plan Year with respect to which the Plan is top-heavy or is a member of a top-heavy group, the minimum amount allocated under the Plan (other than Pre-Tax Contributions) for the benefit of each Participant who is not a Key Employee and who is otherwise eligible for such an allocation, together with amounts allocated under all other qualified defined contribution plans maintained by the Employer or an Affiliate, shall be the lesser of:

(a) three percent of the Participant’s Compensation for the Plan Year, or

(b) the Participant’s Compensation times a percentage equal to the largest percentage of such Compensation allocated under such plans with respect to any Key Employee for the Plan Year (including Pre-Tax Contributions).

The minimum contribution is determined without regard to any Social Security contribution. The minimum contribution shall be made to any non-key Participant who is employed on the last day of the Plan Year without regard to the Participant’s failure to complete 1,000 Hours of Service during the Plan Year, the Participant’s failure to make Pre-Tax Contributions to the Plan, or the Participant’s Compensation. This Section shall not apply to an

Employee covered under a qualified defined benefit plan maintained by the Employer if the Employee’s vested accrued benefit thereunder satisfies the requirements of Code Section 416(c). In determining whether any of the provisions of this Article are satisfied, there shall not be taken into account any contributions made by, or on behalf of, a Key Employee pursuant to the requirements of Chapter 43 of Title 38 of the United States Code or Code Section 414(u) by reason of the Key Employee’s Qualified Military Service.

Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and this Plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

12.5 Definitions. For purposes of this Article XI:

(a) “Determination Date” with respect to a Plan Year shall mean:

(1)	the last date of the preceding Plan Year, or

(2)	in the case of the first Plan Year of any plan, the last day of such Plan Year.

(b) “Key Employee” shall mean an Employee, former Employee, or a Beneficiary as prescribed in Code Section 416(i)(1).

(c) “Non-key Employee” shall mean any Employee who is not a Key Employee.

ARTICLE XIII

QUALIFIED DOMESTIC RELATIONS ORDERS

13.1 Applicability of Article. The Plan Administrator shall apply the provisions of this Article with regard to a Domestic Relations Order (as defined below) to the extent not inconsistent with Code Section 414(p).

13.2 Establishment of Procedures. The Plan Administrator shall establish procedures, consistent with Code Section 414(p), to determine the qualified status of any Domestic Relations Order, to administer distributions under any Qualified Domestic Relations Order (as defined below), and to provide to the Participant and the Alternate Payee(s) (as defined below) all notices required under Code Section 414(p) with respect to any Domestic Relations Order.

13.3 Determination of Qualified Domestic Relations Order Status. Within a reasonable period of time after the receipt of a Domestic Relations Order (or any modification thereof), the Plan Administrator shall determine whether such order is a Qualified Domestic Relations Order. All expenses and fees associated with determining whether an order is a Qualified Domestic Relations Order shall be assessed equally between the Participant and the Alternate Payee(s).

13.4 Establishment of Segregated Accounts and Payment Procedures.

(a) Separate Account for Participants Not Yet Entitled to Receive Benefits. If a Domestic Relations Order has been determined to be a Qualified Domestic Relations Order in accordance with Section 13.3, a separate account for the benefit of the Alternate Payee named in such order shall be established. The Plan Administrator shall cause to be transferred from the affected Participant’s Accounts to the Alternate Payee’s account such amount as the Plan Administrator deems reasonable and necessary to satisfy such order. If the Plan Administrator subsequently determines that the amounts it has caused to be so transferred are less than are reasonable and necessary to satisfy such order, the Plan Administrator may cause to be transferred such additional amounts as it deems reasonable and necessary to satisfy such order. If the Plan Administrator subsequently determines that the amounts it has caused to be so transferred are more than are reasonable or necessary to satisfy such order, the Plan Administrator may cause any such excess amounts to be paid to the person or persons who would have been entitled to such amounts if there had been no order; provided, however, that if the Participant or the Participant’s Beneficiaries are not yet entitled, or have not elected, to receive benefit payments under the Plan, such excess amounts shall be credited to the Participant’s Accounts and invested in accordance with the investment election most recently submitted by the Participant pursuant to Section 5.3. The amount of any transfers caused to be made by the Plan Administrator pursuant to this paragraph (a) shall be determined in the sole and absolute discretion of the Plan Administrator.

(b) Temporary Holding Account for Participants Entitled to Receive Benefits. If, during any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, by a court of competent jurisdiction, or otherwise), the Alternate Payee would be entitled to any payment if the order had been determined to be a Qualified Domestic Relations Order, the Plan Administrator shall cause to be deemed to be held in a segregated and separate account all amounts which would have been payable to any Alternate Payee during such period if such order had been determined to be a Qualified Domestic Relations Order. The Plan Administrator shall inform the Trustee of each Domestic Relations Order that it receives (including an order with respect to which the Plan Administrator’s determination of its “qualified” status is pending) so that the Trustee can prevent any withdrawals or distributions from the affected Participant’s Account in a manner that could have an adverse impact on the Order.

(c) Payment from Temporary Holding Account to Plan Participant in Certain Cases. If, by the expiration of the 18-month period beginning on the date the first payment would be required to be made to an Alternate Payee under a Domestic Relations Order, either it has been determined that a Domestic Relations Order is not a Qualified Domestic Relations Order or the issue as to whether such order is a Qualified Domestic Relations Order has not been resolved, the Plan Administrator shall cause to be paid all amounts which have been segregated by reason of such order pursuant to paragraph (b) above, including any earnings accrued thereon, to the person or persons who would have been entitled to such amounts if there had been no order. Notwithstanding the preceding sentence, if the Participant or the Participant’s Beneficiaries are not yet entitled, or have not elected, to receive benefit payments under the Plan, such segregated amounts, including all earnings having accrued thereon, shall be restored to the Participant’s Accounts and invested in accordance with the investment election most recently submitted by the Participant pursuant to Section 5.3.

(d) Payment from Separate Account and Temporary Holding Account to Alternate Payee if Order is Determined to be a Qualified Domestic Relations Order. If a Domestic Relations Order (or any modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall instruct the Trustee to apply, on a prospective basis, the terms and provisions of such Qualified Domestic Relations Order, and, in the event any amounts were segregated by reason of such order pursuant to paragraph (b) above, the Plan Administrator shall cause to be paid in accordance with the provisions of the Plan all amounts which have been so segregated (and have not been released pursuant to paragraph (c)), including any earnings accrued thereon, to the Alternate Payee(s) entitled thereto.

Notwithstanding any provision of the Plan to the contrary, with the consent of the Alternate Payee, payment to such Alternate Payee may be made as soon as reasonably practicable after a Domestic Relations Order is determined to be a Qualified Domestic Relations Order, even if the Participant would not at such time be entitled to an in-service withdrawal or a distribution from the Plan.

13.5 Subsequent Determination or Order to be Applied Prospectively. If a determination is made after the expiration of the 18-month period beginning on the date the first payment would be required to be made to an Alternate Payee under a Domestic Relations Order that such order (or any modification thereof) is a Qualified Domestic Relations Order, such order shall be applied prospectively only.

13.6 Withdrawals, Distributions, and Loans by or to Participant.

(a) Withdrawals and Distributions. A Participant shall not be permitted to withdraw from the Plan, nor shall there be distributed to a Participant, any amounts being held in a segregated account by reason of a Domestic Relations Order.

(b) Loans. In determining the maximum amount of any loan to a Participant pursuant to Article VII, the Plan Administrator shall not include in the Accounts of the Participant the portion of his Accounts being held in a segregated account by reason of a Domestic Relations Order.

13.7 Investment. To the extent the Plan Administrator, in its sole and absolute discretion, deems reasonable and necessary to satisfy the terms of a Domestic Relations Order, the Plan Administrator shall limit the investment discretion of the Participant and any Alternate Payee(s) under Section 5.3 and shall direct the investment of all amounts held in a segregated account by reason of such order in any investment vehicle which the Plan Administrator shall select in its sole and absolute discretion.

13.8 Definitions. For purposes of this Article:

(a) “Alternate Payee” shall mean any spouse, former spouse, child, or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

(b) “Domestic Relations Order” shall mean any judgment, decree, or order (including approval of a property settlement agreement) which:

(1)	relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and

(2)	is made pursuant to a state domestic relations law (including a community property law).

(c) “Qualified Domestic Relations Order” shall mean a Domestic Relations Order which meets the requirements of Code Section 414(p)(1).

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1 Construction. Except as otherwise provided in Section 514 of ERISA, the Plan shall be construed and regulated in accordance with the laws of the State of New Jersey.

14.2 Nonassignability. Except to the extent permissible under Code Sections 401(a)(13) and 414(p) and Article XII, no Account or interest under this Plan shall be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution, or other legal or equitable process (whether voluntary or involuntary); provided, however, that nothing herein shall prevent a Participant from assigning such Participant’s interest under this Plan as security for the repayment of any loan made to him from the Plan pursuant to Article VII. Any attempt at such a prohibited assignment, alienation, attachment, garnishment, levy, execution, pledge, transfer, mortgage, or encumbrance shall be void and unenforceable.

14.3 Missing Persons. If the Employer is unable to locate a proper payee within one year after an Account becomes payable, the Employer may treat the balance credited to the Account as a forfeiture; however, if a claim for benefits is subsequently presented by a person entitled to a payment, the forfeited amount shall be recredited to the Account upon verification of the claim, except for those amounts that have been paid pursuant to an escheat or other applicable law. Forfeitures restored under this Subsection shall be paid from an additional Employer contribution.

14.4 Interest of Participants. The sole interest of each Participant and the Participant’s respective Beneficiaries under the Plan shall be to receive the benefits provided for hereunder as and when the same shall become due and payable in accordance with the terms hereof, and neither any Participant nor any such Beneficiary shall have any right, title or interest in or to any asset of the Plan.

14.5 No Right to Employment Granted by Plan. Nothing contained herein shall require the Employer to continue any Participant in its employ, or require any Participant to continue in the employ of the Employer, or require the Employer to continue to compensate any Participant during a leave of absence, or require the Employer to compensate any Participant during any leave of absence at the same rate as prior to the commencement thereof, or require the Employer to rehire any former Participant.

14.6 Incompetency. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Plan Administrator receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. In the event that such a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan shall be so appointed, payments shall be made to such guardian or conservator, provided that proper proof of appointment is furnished in a form and manner suitable to the Plan Administrator. To the extent permitted by law, any payment under the provisions of this Section shall be a complete discharge of liability under the Plan.

14.7 Titles. The titles of Sections are included only for convenience and shall not be construed as part of this Plan or in any respect affecting or modifying its provisions.

14.8 Responsibility of Employer. Notwithstanding anything to the contrary in this Plan, each Employer shall be solely responsible for any contributions required to be made hereunder on behalf of those Participants who are (or were) Employees of such Employer.

* * *

IN WITNESS WHEREOF, the Company has caused this duly adopted amended and restated Plan to be executed below by its duly authorized officer or representative on this 15th day of December, 2009 to be effective as of January 1, 2009.

INTERNATIONAL SPECIALTY PRODUCTS INC.

By:	/s/ Mary Anne Spencer

Its:	Sr. Director, Global HR

APPENDIX A

SPECIAL PROVISIONS REGARDING EMPLOYEES LOCATED AT

ISP’s FREETOWN FACILITY

On February 20, 1998, ISP acquired certain assets of the Polaroid Corporation located in Freetown, Massachusetts (the “Freetown Facility”). The provisions of this Appendix A apply to all employees of ISP who, immediately prior to ISP’s acquisition of the Freetown Facility were employees of Polaroid Corporation (the “Transferred Employees”). The only provisions included in this Appendix A are those that differ from provisions otherwise contained in the International Specialty Products Inc. 401(k) Plan (the “Plan”). To the extent not otherwise provided in this Appendix A, the general provisions of the Plan shall govern. Any capitalized terms utilized, but not defined, in this Appendix A shall have the same meaning as set forth under the Plan.

I.	Transfer of Accounts to the Plan.

The Trustee of the Plan shall accept, from the trustee of the Polaroid Retirement Savings Plan (the “Polaroid Plan”), a direct transfer of certain assets from the Polaroid Plan on behalf of the Transferred Employees pursuant to the terms of a Plan Asset and Liability Transfer Agreement entered into by and between GAF Corporation and Polaroid Corporation as of June 29, 1998. The assets transferred from the Polaroid Plan shall be allocated to Accounts held under the Plan as set forth in the following table:

POLAROID PLAN ACCOUNTS	PLAN ACCOUNTS

Company Contribution Accounts and Savings Accounts	3% Basic Contribution Accounts
401(k) Accounts	Pre-Tax Contribution Accounts
Post-Tax Accounts	Post-Tax Contribution Accounts
Rollover Accounts	Rollover Accounts

Each Transferred Employee shall be fully and immediately vested in the amounts transferred to his Accounts under the Plan from the Polaroid Plan. However, with respect to contributions made by the Employer to the Plan after February 20, 1998, and allocated to the Accounts of one or more of the Transferred Employees, such Transferred Employees’ vested interests in such contributions (and any earnings and appreciation thereof) shall be determined by reference to the vesting rules set forth under the Plan; provided however, that in determining the vested interest of such Transferred Employees in such contributions (and the earnings and appreciation thereon) non-interrupted service performed by such Transferred Employees for Polaroid Corporation immediately prior to February 20, 1998, shall be considered as services provided for the Employer.

II.	Participation in the Plan.

Each Transferred Employee who was an active Participant in the Polaroid Plan immediately prior to February 20, 1998 shall be eligible to participate in the Plan effective as of February 20, 1998.

Each other Transferred Employee shall be eligible to commence participation in the Plan as of the later of (i) February 20, 1998 or (ii) the date he satisfies the participation requirements set forth under Article III of the Plan. For purposes of determining whether such participation requirements described in clause (ii) of the immediately preceding sentence are satisfied, non-interrupted service performed by a Transferred Employee for Polaroid Corporation immediately prior to February 20, 1998, shall be considered as services provided for the Employer.

III.	Special Contributions.

Subject to the limitations set forth under Code Section 415, each Transferred Employee who becomes a Participant in the Plan as of February 20, 1998 shall be eligible to have allocated to his Basic Contribution Account for Plan Years ending on and after December 31, 1998 (but only if he is an active Employee on the last day of each such Plan Year) a Special Employer Contribution equal to the percentage of such Transferred Employee’s Compensation as set forth opposite his Social Security Number on Exhibit 1 to this Appendix A.

IV.	Available Investments.

Each Transferred Employee-may invest assets held in his Accounts among the various Investment Funds pursuant to the provisions set forth in the Plan.

V.	Distribution Options.

(a) In addition to the retirement distribution options available under Section 7.3 of the Plan (but subject to the immediate cash-out provisions set forth under the Plan for Account balances not exceeding $1,000, each Transferred Employee shall be eligible to elect the following forms of benefit payment:

(1)	Partial lump sum payments of at least $1,000;

(2)	Substantially non-increasing payments in annual, semiannual, quarterly, or monthly installments over a period designated by the Transferred Employee (not exceeding the joint and last survivor life expectancies of the Transferred Employee and his designated Beneficiary, as recalculated each year), and

(3)	In the case of any Transferred Employee whose termination of employment with the Employer is due to his retirement or incurrence of his long-term disability on or after his attainment of age fifty-five (55), the purchase from an insurance company of an annuity contract that provides for annuity payments to such Transferred Employee for his life. In the event that the Transferred Employee elects to have payments made to him in the form of a life annuity, such payments will be made in the form of a joint and 50% survivor annuity over the lives of the Transferred Employee and his surviving spouse unless, during the one hundred eighty (180) day period ending on the annuity starting date, such Transferred Employee elects to receive payment in the form of a life annuity and such Transferred Employee’s spouse has given his or her irrevocable, written consent (witnessed by a notary public) to such election pursuant to the rules and regulations set forth under Code Sections 401(a)(11) and 417. However, such spousal consent shall not be required in a case where the Transferred Employee has no spouse or such spouse cannot be located.

In addition to the options for distributions upon the Transferred Employee’s death available under Section 7.2 of the Plan (but subject to the immediate cash-out provisions of the Plan), each Transferred Employee or Beneficiary shall be eligible to elect the following forms of death benefit payment:

(1)	Partial lump sum payments of at least $1,000;

(2)	Substantially non-increasing payments in annual, semiannual, quarterly, or monthly installments over a period designated by the Beneficiary (not exceeding the life expectancy of the Beneficiary); and

(3)	In the case of any Transferred Employee whose termination of employment with the Employer is due to his retirement or incurrence of his long-term disability on or after his attainment of age fifty-five (55) and who dies prior to his termination of employment with the employer, the purchase from an insurance company of an annuity contract that provides for annuity payments to such Beneficiary for his or her life.

Notwithstanding the above, distributions from the Plan shall be made (or shall commence, as applicable) as of the Valuation Date the authorized distribution directions are received by the Trustee.

EXHIBIT 1

TO APPENDIX A

SPECIAL EMPLOYER CONTRIBUTIONS-CONTRIBUTION PERCENTAGES

Intentionally Blank

APPENDIX B

SPECIAL PROVISIONS RELATED TO

PUERTO RICO PARTICIPANTS

B-1. Purpose and Effect. The purpose of this Appendix B is to comply with the requirements for qualification and tax-exemption under Sections 1165(a) and 1165(e) of the Puerto Rico Internal Revenue Code of 1994, as amended (the ‘Puerto Rico Code’), and any subsequent legislation that modifies or supersedes the foregoing. With respect to any Participant or Employee who (i) is a bona-fide resident of the Commonwealth of Puerto Rico, or (ii) performs labor or services primarily within the Commonwealth of Puerto Rico, regardless of residence for other purposes (a ‘Puerto Rico Participant’ or ‘Puerto Rico Employee’), the following provisions shall also apply and, to the extent that these provisions conflict with other provisions of the Plan, the rules in this Appendix B shall control solely for purposes of complying with the Puerto Rico Code for such Puerto Rico Participants or Employees. The only provisions included in this Appendix B are those that differ from provisions otherwise contained in the International Specialty Products Inc. 401(k) Plan (the ‘Plan’). To the extent not otherwise provided in this Appendix B, the general provisions of the Plan shall govern. Any capitalized terms utilized, but not defined, in this Appendix B shall have the same meaning as set forth under the Plan.

B-2. Compensation. For purposes of determining the Compensation of a Puerto Rico Participant, Compensation shall include, to the extent not otherwise included, salary reduction amounts under another cash or deferred arrangement under Puerto Rico Code Section 1165(e).

B-3. Limitation on Elective Deferrals. The maximum amount of Pre-Tax Contributions for any Puerto Rico Employee for any calendar year shall be $9,000 during 2009 and 2010 calendar years, $10,000 for 2011 and 2012 calendar years, and $13,000 for 2013 calendar year (or such other dollar amount as may be determined by the Secretary of the Treasury of Puerto Rico or by subsequent legislation). If an Employee participates in two or more plans that are subject to Puerto Rico Code Section 1165(e), all such plans shall be treated as a single plan for purposes of this limitation.

B-4. Limitation of Post-Tax Contributions. A Puerto Rico Participant’s Post-Tax Contributions for a taxable year may not exceed 10% of the Puerto Rico Participant’s Compensation for such year; provided, however, that the total of the Puerto Rico Participant’s Post-Tax Contributions for that taxable year and all prior taxable years shall not exceed 10% of the Puerto Rico Participant’s total annual compensation for the taxable years in which he or she has been a Puerto Rico Participant.

B-5. Puerto Rico Highly-Compensated Employee. For purposes of this Appendix B, the term ‘Puerto Rico Highly Compensated Employee’ means any Puerto Rico Employee who is more highly compensated than two-thirds of all Eligible Employees who are permanent residents of Puerto Rico (‘Puerto Rico Eligible Employees’), taking into account compensation as prescribed by the Secretary of the Treasury of Puerto Rico for purposes of determining a Puerto Rico Participant’s actual deferral percentage. To the extent that there are too few employees to determine two-thirds as a whole number, the Plan will test as if there are no Puerto Rico Highly Compensated Employees.

B-6. Limitation on Actual Deferral Percentage. In no event shall the actual deferral percentage (as defined below) of Puerto Rico Highly Compensated Employees for any Plan Year exceed the greater of:

(a) The actual deferral percentage of all other Puerto Rico Eligible Employees for such Plan Year multiplied by 1.25; or

(b) The actual deferral percentage of all other Puerto Rico Eligible Employees for such Plan Year multiplied by 2.0; provided that the actual deferral percentage of the Puerto Rico Highly Compensated Employees does not exceed that of all other Puerto Rico Eligible Employees by more than 2 percentage points.

The “actual deferral percentage” of a group of Puerto Rico Eligible Employees for a Plan Year means the average of the ratios (determined separately for each Puerto Rico Eligible Employee in such group) of: (i) the amount of Employer contributions actually paid over to the Plan Trust on behalf of each Puerto Rico Eligible Employee for such Plan Year; to (ii) the Puerto Rico Eligible Employee’s Compensation for such Plan Year.

For purposes of this Subsection, Employer contributions on behalf of any Puerto Rico Participant shall include Pre-Tax Contributions pursuant to Section 4.1 of the Plan.

B-7. Excess Contributions. With respect to any Plan Year, “excess contributions” means the excess of the aggregate amount of Pre-Tax Contributions actually paid over to the Trust on behalf of the Puerto Rico Highly Compensated Employees for such Plan Year, over the maximum amount permitted under Subsection B-3. Excess contributions made on behalf of Puerto Rico Highly Compensated Employees shall be reduced in order of the actual deferral percentages beginning with the highest such percentage. Any distribution of the excess contributions for any Plan Year shall be made to Puerto Rico Highly Compensated Employees on the basis of the respective portion of the excess contributions attributable to each such Puerto Rico Employee

B-8. Correction of Excess Deferrals. To the extent that the requirements of Subsection B-3 might not otherwise be met for a Plan Year, the Plan Administrator shall reduce the maximum percentage of Compensation that Puerto Rico Highly Compensated Employees may contribute to the Plan to the extent required to satisfy the Puerto Rico Code in the same fashion as described in Section 4.13.

B-9. Rollovers. A Puerto Rico Participant may transfer to the Plan his interest in a plan of a prior employer only if such plan is qualified under both Sections 1165(a) of the Puerto Rico Code and Section 401(a) of the Code , subject to the rules contained in the body of the Plan, except that the rollover contribution must also comply with applicable sections of the Puerto Rico Code.

Notwithstanding any provision of the Plan to the contrary, if a Puerto Rico Participant’s benefit is to be distributed in the form of a direct rollover distribution, such direct rollover distribution may only be made for an amount equal to the Puerto Rico Participant’s total account balance to a Puerto Rico Eligible Retirement Plan that is also qualified under Code Section 401(a). For purposes of this paragraph, the term “Puerto Rico Eligible Retirement Plan” shall mean a qualified plan and trust as described in PR Code Section 1165(a).

B-10. Hardship Withdrawals. The hardship withdrawal provisions of Section 7.8 are supplemented by the following:

(a) Medical expenses described in Section 7.8(b) must be for medical care within the meaning of the Puerto Rico Code;

(b) The term “dependent” as used in Section 7.8 shall have the meaning contained in the Puerto Rico Code; and

(c) The Puerto Rico Participant shall not be permitted to elect to have Pre-Tax Contributions or Post-Tax Contributions contributed to the Plan or any other plan maintained by the Company or an Affiliate for a period of 12 months following the receipt of the hardship distribution. Also, in the calendar year following the date of the hardship withdrawal, the Puerto Rico Participant may not make Pre-Tax Contributions which, when added to his or her Pre-Tax Contributions during the calendar year of the withdrawal, exceed the dollar limitation specified in Subsection B-3.

B-11. Return of Contributions. The return of contributions provisions of Section 4.21 are supplemented by the following:

To the extent permitted by ERISA and the Code, if the Puerto Rico Department of Treasury, on timely application made after the establishment of the Plan, determines that the Plan is not qualified under Sections 1165(a) and 1165(e) of the Puerto Rico Code, or refuses, in writing, to issue a determination as to whether the Plan is so qualified, the Employer’s contributions made on or after the date on which that determination or refusal is applicable shall be returned to the Employer. The return shall be made within one year after the denial of qualification. The provisions of this paragraph shall apply only if the application for the determination is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

B-12. Applicable Law. Except as otherwise required by ERISA or the Code, the provisions of this Appendix B shall be construed, enforced and administered according to the laws of the Commonwealth of Puerto Rico.

B-13. Limitation on Catch-Up Contributions. Effective May 16, 2006, Puerto Rico Participants who are projected to have attained age 50 before the close the Plan Year shall be eligible to make Catch-Up Contributions in accordance with and subject to the requirements of the Puerto Rico Code. Such Catch-Up Contributions shall be limited to $500 for the 2006 calendar year and to $1,000 for calendar years beginning after December 31, 2006 (or such other dollar amount as may be determined by the Secretary of the Treasury of Puerto Rico or by subsequent legislation). If an Employee participates in two or more plans that are subject to Puerto Rico Code Section 1165(e), all such plans shall be treated as a single plan for purposes of this limitation. Catch-Up Contributions shall not be subject to the limitations of Subsections B-3 and B-6 or the limitations of Plan Sections 4.9 or 4.3.

B-14. Payment of Contributions. Contributions made by an Employer to the Plan with respect to a Puerto Rico Participant shall be paid to the Trustee not later than the due date for filing the Employer’s Puerto Rico income tax return for the taxable year in which such payroll period falls, including any extension thereof.

B-15. Merger or Consolidation of the Plan. Solely with respect to the Puerto Rico Participants, any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Plan to another trust, will be limited to the extent such other plan and trust are qualified under Puerto Rico Code Section 1165(a).

B-16. Governing Law. With respect to the Puerto Rico Participants and any Employer engaged in business in Puerto Rico, the Plan will be governed and construed according to the Puerto Rico Code, where such law is not in conflict with applicable federal law.

APPENDIX C

LIST OF EMPLOYERS

International Special Products Inc.

ISP Management Co., Inc.

ISP Chemicals Product

ISP Freetown Fine Chemicals Inc.

ISP Pharma Systems LLC

ISP Puerto Rico, Inc.

ISP Synthetic Elastomers

ISP Technologies Inc.

Quality Fine Chemicals LLC

APPENDIX D

LIST OF PARTICIPATING UNIONS

International Association of Machinists & Aerospace Workers Lodge 1720 (Calvert City)

The Texas City Metal Trades Council AFL-CIO (Texas City)

United Steelworkers Local 13-228 (Pt. Neches)

United Steelworkers Local 00881 (Huntsville)